UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )
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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
QLT Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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887 Great Northern Way	t 604.707.7000
Vancouver, BC Canada V5T 4T5	f 604.707.7001
www.qltinc.com

March 30, 2009
To the Shareholders of QLT Inc.
I am pleased to invite you to attend the Annual Meeting of shareholders of QLT Inc. to be held on Tuesday, May 5, 2009 at 10:00 a.m. (Pacific Time) at QLT’s offices at 887 Great Northern Way, Vancouver, British Columbia. A reception will follow the Annual Meeting to allow you to meet the Directors and Management of QLT.
The attached Notice of Annual Meeting and Proxy Statement provide details of the business to be conducted at the Annual Meeting. The Notice of Annual Meeting and Proxy Statement, the Instrument of Proxy, and the Annual Report on Form 10-K are first being mailed to shareholders on or about April 7, 2009. A copy of QLT’s Annual Report on Form 10-K is enclosed.
Your vote on the enclosed Instrument of Proxy is very important to us. Whether or not you plan to attend our Annual Meeting, please communicate your vote in accordance with the instructions in the Proxy Statement and the enclosed Instrument of Proxy.
Thank you for your continued support of QLT and I look forward to seeing you at the Annual Meeting on May 5, 2009.
Sincerely,
QLT Inc.
ROBERT L. BUTCHOFSKY
President and Chief Executive Officer

QLT Inc.
887 Great Northern Way, Suite 101
Vancouver, British Columbia V5T 4T5
Notice of Annual Meeting of Shareholders
to be held May 5, 2009
NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of shareholders of QLT Inc. (“QLT”) will be held at QLT’s head office at 887 Great Northern Way, Vancouver, British Columbia, on Tuesday, May 5, 2009 at 10:00 a.m. (Pacific time) for the following purposes, each of which is described in more detail in the accompanying Proxy Statement (the “Proxy Statement”):
1.	To receive the Annual Report on Form 10-K, including the report of the Directors of QLT (the “Directors”), and the Audited Consolidated Financial Statements of QLT for the year ended December 31, 2008, together with the Report of the Independent Registered Chartered Accountants on those Financial Statements;

2.	To elect seven Directors to serve for the ensuing year;

3.	To approve the appointment of Deloitte & Touche LLP as independent auditors of QLT for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors;

4.	To approve the Amended and Restated 2000 Incentive Stock Option Plan pursuant to the shareholder resolution attached to the Proxy Statement as Exhibit ‘C’, and;

5.	To transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.
You are entitled to receive notice of and attend the Annual Meeting, and may vote at the Annual Meeting, if you were a shareholder of QLT at the close of business on March 23, 2009, which we refer to as the “record date.” If you are unable to attend the Annual Meeting in person, you may vote by proxy on the matters to be considered at the Annual Meeting. Please read the notes accompanying the Instrument of Proxy enclosed with these materials and then follow the instructions for voting by proxy contained in this Proxy Statement. If on March 23, 2009, your shares in QLT were held of record in your brokerage firm, securities dealer, trust company, bank or another similar organization, you may vote at the Annual Meeting if you obtain a proxy card from that organization issued in your name and carefully follow any instructions that are provided to you in connection with that proxy card.
In order for it to be voted at the Annual Meeting, a proxy must be received (whether delivered by mail, facsimile, telephone or internet) by no later than 10:00 a.m. (Pacific Time)/1:00 p.m. (Eastern Time) on Friday, May 1, 2009 by our registrar and transfer agent, Computershare Investor Services Inc., Attn: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: from within North America at (866) 249-7775 or from outside North America at (416) 263-9524; telephone number: 1-866-732-VOTE (8683), website: www.investorvote.com. The Chairman of the Annual Meeting may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast.

The enclosed Instrument of Proxy is solicited by our Board of Directors and management, but you may amend it if you wish by striking out the names listed in the Instrument of Proxy and inserting in the space provided the name of the person you wish to represent you at the Annual Meeting.

DATED at Vancouver, British Columbia, this 30th day of March, 2009.
BY ORDER OF THE BOARD OF DIRECTORS
Robert. L. Butchofsky
President and Chief Executive Officer

Whether or not you plan to attend the Annual Meeting, please communicate your vote in accordance with the instructions in the Proxy Statement and the enclosed Instrument of Proxy as soon as possible. If you are able to attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 5, 2009:
This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2008 are available at www.qltinc.com by clicking on “2009 Proxy Materials and Our Annual Report” or directly at: http://phx.corporate-ir.net/phoenix.zhtml?c=67181&p=irol-proxy.

EXHIBIT A	AMENDED AND RESTATED QLT 2000 INCENTIVE STOCK OPTION PLAN

EXHIBIT B	SUMMARY OF QLT 2000 INCENTIVE STOCK OPTION PLAN

EXHIBIT C	ORDINARY RESOLUTION AMENDING STOCK OPTION PLAN

QLT INC.
887 Great Northern Way, Suite 101
Vancouver, British Columbia V5T 4T5
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2009
We have sent this Notice of Annual Meeting and Proxy Statement, together with the enclosed Instrument of Proxy, because our Board of Directors and management are soliciting your proxy to vote at our Annual Meeting of shareholders to be held on Tuesday, May 5, 2009. This Proxy Statement contains information about the matters being voted on at the Annual Meeting and important information about QLT. Unless otherwise stated, information in this Proxy Statement is given as of March 25, 2009. As many of our shareholders are expected to be unable to attend the Annual Meeting in person, proxies are solicited by mail to give each shareholder an opportunity to vote on all matters that will properly come before the Annual Meeting. QLT intends to mail this Proxy Statement and accompanying Instrument of Proxy on or about April 7, 2009 to all shareholders of record as at the close of business on March 23, 2009, which we refer to as the “record date.”
We use a number of abbreviations in this Proxy Statement. We refer to the company as “the Company,” “we,” “us” or “our” and to our board of directors as the “Board” or the “Board of Directors.” The term “proxy solicitation materials” includes this Proxy Statement and the enclosed Instrument of Proxy. References to “fiscal 2008” and “fiscal 2009” mean our 2008 fiscal year which began on January 1, 2008 and ended on December 31, 2008 and our 2009 fiscal year which began on January 1, 2009 and will end on December 31, 2009, respectively. Our Annual Meeting of Shareholders to be held on Tuesday, May 5, 2009 is referred to as the “Annual Meeting” or the “Meeting.” References in this Proxy Statement to the Annual Meeting include any adjournment or postponement of the Meeting.
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT
AND OUR ANNUAL MEETING
Why did I receive this Proxy Statement?
You are receiving these proxy materials from us because you owned common shares of QLT at the close of business on the record date. When you vote using the Instrument of Proxy, you appoint Messrs. Robert L. Butchofsky and C. Boyd Clarke as your representatives at the Annual Meeting. Messrs. Butchofsky and Clarke will vote your shares at the Annual Meeting as you have instructed them on the Instrument of Proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Meeting, it is a good idea to vote by proxy in advance of the Annual Meeting just in case your plans change.
Can I access the proxy materials on the Internet?
Yes. This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2008 are available on our website at www.qltinc.com by clicking “2009 Proxy Materials and Annual Report” or directly at: http://phx.corporate-ir.net/phoenix.zhtml?c=67181&p=irol-proxy.
What is the date, time, and place of the Annual Meeting?
The Annual Meeting will be held at our head office at 887 Great Northern Way, Vancouver, British Columbia, on Tuesday, May 5, 2009 at 10:00 a.m. (Pacific Time).

Who is entitled to vote at the Annual Meeting?
Only shareholders of record at the close of business on the record date may vote at the Annual Meeting. On a show of hands every shareholder present in person has one vote, and on a poll every shareholder present in person or by proxy has one vote for each QLT common share registered in the shareholder’s name. There are no other classes of voting securities other than the common shares. Cumulative voting is not permitted.
What am I voting on at the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote on the following resolutions:
1.	To elect seven Directors for the ensuing year;

2.	To approve the appointment of Deloitte & Touche LLP as independent auditors of QLT for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors; and,

3.	To approve the Amended and Restated 2000 Incentive Stock Option Plan pursuant to the shareholder resolution attached to the Proxy Statement as Exhibit ‘C’.
QLT does not know of any business or proposals to be considered at the Annual Meeting other than those set out in this Proxy Statement. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion. The proxy holders intend to vote the shares they represent as directed by our Board.
How does the Board recommend that I vote?
Our Board believes the election of our seven nominees to the Board, the appointment of Deloitte & Touche LLP as our independent auditors, and the approval of the Amended and Restated 2000 Incentive Stock Option Plan (the 2000 Incentive Stock Option Plan shall be referred to as the “2000 Plan” and the 2000 Plan, as amended and restated as contemplated herein, shall be referred to as the “Amended and Restated Stock Option Plan”) are in the best interests of QLT and our shareholders and, accordingly, recommends that each shareholder vote his or her shares “FOR” each of the director nominees, “FOR” the proposal to approve Deloitte & Touche LLP as our independent auditors for fiscal 2009, and “FOR” the proposal to approve the Amended and Restated Stock Option Plan.
Who may attend the Annual Meeting?
All QLT shareholders are invited to attend the Annual Meeting, including shareholders whose shares are held by their brokerage firm or another similar organization.
What is the quorum for the Annual Meeting?
At least two shareholders, two proxy holders representing two shareholders, or one shareholder and a proxy holder representing another shareholder entitled to vote at the Annual Meeting, present in person at the beginning of the Meeting and collectively holding or representing by proxy in the aggregate not less than 33 1/3% of the issued and outstanding QLT common shares as of the record date, will constitute a quorum for the Annual Meeting. There were 54,620,328 common shares of QLT issued and outstanding on the record date. To the knowledge of QLT’s executive officers and the Directors, the only persons or companies that beneficially own, control or direct, directly or indirectly, 10% or more of QLT’s common shares are NB Public Equity K/S which, as evidenced by public filings, own 7,778,960 common shares, representing approximately 14.2% of the issued and outstanding common shares, Axial Capital Management, LLC which, as evidenced by public filings, own 6,721,392 common shares, representing approximately 12.3% of the issued and outstanding common shares, and Renaissance Technologies LLC which, as evidenced by public filings, own 5,665,849 common shares, representing approximately 10.4% of the issued and outstanding common shares.
What vote is required to approve each proposal?
Election of Directors. For Proposal 1, the election of seven Directors, the nominees will be elected by a plurality of the votes cast at the Annual Meeting. This means that the seven nominees with the most votes for election will be elected. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed Instrument of Proxy marked “Withhold” with respect to the election of one or more Directors will not be voted with respect to the nominee(s) indicated, although it will be counted for quorum purposes.
Appointment of Auditors. For Proposal 2, the appointment of Deloitte & Touche LLP as auditors and authorization of the Board to fix the remuneration to be paid to the auditors, the affirmative vote of a simple majority of the common shares voted at the Annual Meeting will be required for approval.
Approval of the Amended and Restated Stock Option Plan. For Proposal 3, the approval of the Amended and Restated Stock Option Plan, the affirmative vote of a simple majority of the common shares voted at the Annual Meeting will be required for approval. In order to comply with the requirements of the TSX, the amendment to the 2000 Plan must be approved by a resolution of the disinterested shareholders (being the approval of all of the shareholders of the Company other than insiders of QLT who may receive options under the 2000 Plan). Accordingly, the votes attached to the 312,447 common shares held by persons who do not qualify as disinterested shareholders (representing approximately 0.57% of the issued and outstanding common shares as at March 23, 2009) will not be counted for the purpose of determining whether the required level of shareholder approval has been obtained for the resolution amending the 2000 Plan.
How will broker non-votes and abstentions affect the vote on each proposal?
Common shares which are represented by “broker non-votes” (i.e. common shares held by brokers which are represented at the Annual Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and common shares held by holders who abstain from voting on any matter are not included in the determination of the common shares voting on such matters but are included for quorum purposes.
How do I vote?
Carefully read and consider the information contained or incorporated by reference in this Proxy Statement. You should also determine whether you hold your shares directly in your name as a registered shareholder or through a broker or other nominee, because this will determine the procedure that you must follow in order to vote. If you are a registered shareholder of QLT (that is, if your shares are registered in your name, as opposed to being held through a broker or other intermediary), you may vote in any of the following ways:
•	in person at the Annual Meeting;

•	by mail or facsimile — complete, sign and date the enclosed Instrument of Proxy and return it in the enclosed postage paid return envelope or by facsimile as soon as possible to our registrar and transfer agent, Computershare Investor Services Inc., Attn: Proxy

Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: from within North America at (866) 249-7775 or from outside North America at (416) 263-9524;

•	by telephone — call 1-866-732-VOTE (8683) toll free from your touch-tone phone and follow the instructions (you will need the control number located on the enclosed Instrument of Proxy). You do not need to return your proxy form if you vote by telephone; or

•	using the internet — go to www.investorvote.com and follow the instructions on the screen (you will need the control number located on the enclosed Instrument of Proxy). You do not need to return your proxy form if you vote using the internet.
All votes made by proxy must be received (whether delivered by mail, facsimile, telephone or internet) no later than Friday, May 1, 2009 at 10:00 a.m. (Pacific Time)/1:00 p.m. (Eastern Time).
If your shares are not registered in your name but instead are held through your broker or another intermediary, then you will have received this material from your broker or the intermediary seeking your instructions as to how you wish your shares to be voted. In that case, follow the instructions given to you by your broker or the other intermediary. The Chairman may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast. You have the right to appoint another person to attend and act on your behalf at the Annual Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, you should strike out the names of the persons named in the Instrument of Proxy and insert the name of your nominee in the blank space provided. A person appointed as a proxy holder need not be a shareholder of QLT.
How will proxies be exercised?
The proxy holder will vote or withhold from voting according to instructions in the Instrument of Proxy on any ballot which may be called for and for which a choice has been specified. Unless otherwise indicated by you on the Instrument of Proxy, your shares will be voted “FOR” the election of the seven nominees for election to the Board as set out in this Proxy Statement, “FOR” the proposal to approve the appointment of Deloitte & Touche LLP as our independent auditors until the close of the next annual meeting of shareholders, and “FOR” the proposal to approve the Amended and Restated Stock Option Plan. If you properly return your Instrument of Proxy, but do not include instructions on how to vote, your shares will be voted “FOR” each of the proposals described in this Proxy Statement.
The Instrument of Proxy also confers upon the proxy holder discretionary authority to vote all shares represented by the proxy with respect to amendments or variations to matters identified in the Notice of Meeting and any other matter that properly comes before the Annual Meeting. We know of no such amendment, variation or other matter that is to be presented for action at the Annual Meeting. However, if any other matters which are not now known to us should properly come before the Annual Meeting, the proxies will be voted, or not voted, by the proxy holder in his or her discretion.
What does it mean if I receive more than one set of proxy materials?
You may receive more than one set of proxy materials because you own QLT common shares that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. It is necessary for you to vote all of the Instruments of

Proxy according to the instructions contained in this Proxy Statement and to follow the instructions for any alternative voting procedures you receive in order to vote all of the shares you own. Each Instrument of Proxy you receive will come with its own prepaid return envelope. If you vote by mail, please make sure you return each Instrument of Proxy in the return envelope that accompanies that Instrument of Proxy.
Can I change my vote after I have voted?
You may revoke your proxy at any time before it is exercised at the Annual Meeting. A proxy may be revoked by voting in person at the Annual Meeting, by an instrument in writing stating that the proxy is revoked and signed and delivered as follows, or in any other manner provided by law:
1.	the instrument revoking the proxy must be signed by you or by the person to whom you have granted a power of attorney in writing. If the shareholder is a corporation, the instrument of revocation must be signed under that corporate shareholder’s corporate seal or by a duly authorized officer or attorney of the corporation; and

2.	the instrument revoking the proxy must be (i) delivered to our registered office at 26th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 on or before Monday, May 4, 2009 at 5:00 p.m. (Pacific Time) or the last business day preceding the date of any adjournment of the Annual Meeting at which the proxy is to be voted, or (ii) deposited with the Chairman on the date of the Annual Meeting or any adjournment of it before the taking of any vote in respect of which the proxy is to be used.
If your shares are held in the name of an intermediary such as a brokerage firm, securities dealer, trust company, bank or other nominee institution, you may change your vote by submitting new voting instructions to your intermediary, as applicable. You will need to contact your brokerage firm, securities dealer, trust company, bank or other nominee institution to learn how to make that change.
Who will tabulate the votes?
Our transfer agent, Computershare Investor Services Inc., will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by us to act as scrutineer for the Annual Meeting.
Who pays the cost of the proxy solicitation?
We will pay the cost of soliciting these proxies, including the printing, handling and mailing of the proxy materials. Copies of these materials will be given to brokerage firms, securities dealers, trust companies, banks and other institutions that hold our shares that are beneficially owned by others. We will reimburse these brokerage firms, securities dealers, trust companies, banks and other institutions for their reasonable out of pocket expenses in forwarding proxy materials to beneficial owners of our shares. Proxies may be solicited by certain Directors, officers and employees of QLT personally or by telephone, mail, facsimile or e-mail. No additional compensation will be paid to Directors, officers or other QLT employees for soliciting proxies. In addition, we may engage external proxy solicitation services to solicit proxies from brokers, banks and other institutional holders and from beneficial owners and individual holders of record of common shares. In the event we engage such proxy solicitation services, we anticipate that the services would be provided at a standard fee and on other typical commercial terms.

How can shareholders submit proposals for QLT’s 2010 Annual Meeting?
If you want to propose a matter for consideration at the 2010 Annual Meeting, then notice of that proposal must be received at our registered office at 26th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 before February 5, 2010. For a proposal to be valid, it must, according to the Business Corporations Act (British Columbia) (the “BCA”), be in writing, accompanied by the requisite declarations and signed by the submitter and qualified shareholders who at the time of signing are the registered or beneficial owners of shares that, in the aggregate, (i) constitute at least 1% of the issued shares of QLT that have the right to vote at general meetings, or (ii) have a fair market value in excess of $2,000. For the submitter or a qualified shareholder to be eligible to sign the proposal, that shareholder must have been the registered or beneficial owner of QLT shares that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date the proposal is signed.
CORPORATE GOVERNANCE
Overview of Our Corporate Governance Principles
We believe that effective and transparent corporate governance is critical to our long-term success and our ability to create value for our shareholders. We frequently review our corporate governance policies, monitor emerging developments in corporate governance and update our policies and procedures when our Board determines that it would benefit the Company and our shareholders to do so.
We maintain a corporate governance page on our website that includes key information about our corporate governance, including our Code of Ethics and Code of Exemplary Conduct and the charters for the Audit and Risk, Corporate Governance and Nominating, Executive Compensation and Scientific Review Committees of our Board, all of which can be found at www.qltinc.com by clicking on “Corporate Governance” under “Corporate.” The charter of the Audit and Risk Committee is also available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. The documents noted above will also be provided without charge to any shareholder who requests them. Any changes to these documents, and any waivers granted by us with respect to our Code of Ethics, will be posted on our website.
We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission (“SEC”), National Instrument 58-101 — Disclosure of Corporate Governance Guidelines, National Policy 58-201 — Corporate Governance Guidelines, Multilateral Instrument 52-110 — Audit Committees, the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”), and the policies of the Toronto Stock Exchange (the “TSX”) (collectively, the “Governance Guidelines”). Our policies and practices meet or exceed the Governance Guidelines.
Disclosure Practices
QLT has in place disclosure controls and procedures to ensure QLT meets its information disclosure obligations on a timely basis. These disclosure controls and procedures are evaluated on an ongoing basis, not less than quarterly, to ensure the controls and procedures allow QLT to accomplish this objective. To implement and review our disclosure controls and procedures, our President and Chief Executive Officer and our Chief Financial Officer have established a Disclosure Practices Committee. The role of this Disclosure Practices Committee is to identify and consider the information gathered for disclosure purposes and also to make recommendations to the President and Chief Executive Officer and the Chief Financial Officer with respect to the disclosures to be made by QLT.

The disclosure controls and procedures include procedures for ensuring prompt and effective communication of any material or reportable event to the appropriate executives, the President and Chief Executive Officer and the Chief Financial Officer, and also for designating those individuals within QLT responsible for preparing, reviewing and approving the content of any disclosure.
Corporate Code of Ethics and Code of Exemplary Conduct
QLT has adopted a Code of Ethics which is applicable to all Directors, officers and employees of QLT, as well as a Code of Exemplary Conduct which applies to the Chief Executive Officer, all other executive officers and all senior financial managers, internal legal counsel and human resources managers of QLT. As further described in the Charter of the Audit and Risk Committee (available on our web site at www.qltinc.com), the Audit and Risk Committee is responsible for monitoring compliance with the Code of Ethics and Code of Exemplary Conduct and reviews and updates them annually, if determined appropriate.
Our Audit and Risk Committee and our management review and discuss with the Board from time to time the effectiveness of our Code of Ethics and our Code of Exemplary Conduct and any areas or systems that may be further improved. QLT has not been required to, and has not, filed a material change report that pertains to any conduct of any of our Directors or executive officers that constitutes a departure from these codes.
QLT complies with the provisions of the BCA that deal with conflict of interest situations. QLT, through Directors’ and officers’ questionnaires and other systems, also gathers and monitors relevant information in relation to potential conflicts of interest that a Director or officer may have.
The Code of Ethics and Code of Exemplary Conduct are available on QLT’s web site at www.qltinc.com. QLT will also post on its website any amendments to those codes or waivers of compliance by Directors or executive officers. In fiscal 2008 there were no such amendments made or waivers granted.
Mandate of the Board and the Chairman of the Board
Our Board is responsible for the supervision of the management of the business and affairs of QLT, the stewardship of QLT and the enhancement of shareholder value. The Board has adopted a written mandate, which is applicable to all Directors, and which has formalized its position on corporate governance. The Board has also developed a written position description for the Chairman of the Board, which is detailed in the Mandate of the Chairman of the Board. The Mandate of the Board of Directors and the Mandate of the Chairman of the Board were distributed to our shareholders as exhibits to our 2006 proxy statement and are available on our web site at www.qltinc.com, or copies can be requested by contacting QLT at the address set out below under the heading “Audited Consolidated Financial Statements and Additional Information.” The Corporate Governance and Nominating Committee of the Board has the mandate to actively review and ensure that good corporate governance practices and the Mandate of the Board of Directors are followed. The Corporate Governance and Nominating Committee is also responsible for reviewing and updating, as appropriate, the QLT Board of Directors’ Mandate.
Under its Mandate, our Board is responsible for developing a succession plan for the Chief Executive Officer, and for discussing with the Chief Executive Officer succession plans for other senior management personnel. The Chief Executive Officer is responsible for recommending and then implementing the corporate strategy approved by the Board and for managing QLT’s business with the objective of meeting the corporate goals. On an annual basis, the Board reviews, approves and documents in writing the annual corporate goals and objectives that the Chief Executive Officer is responsible for meeting each year, and the Board, together with the Executive Compensation Committee, assesses the Chief Executive Officer’s performance against those goals.

Our Directors are kept informed of QLT’s business through open discussions with the Chief Executive Officer and other key members of management. Our Board also reviews documents, such as detailed quarterly and periodic management reports and financial statements, by attending presentations made during Board meetings and through periodic reports to the full Board from each of QLT’s Committees. Our Directors have access to all books, records and reports upon request, and members of management are available at all times to answer any questions.
Board Attendance at Annual Meeting
It is a policy of the Board to encourage Directors to attend regular Board meetings, Board committee meetings on which they serve and each annual general meeting of the shareholders. In 2008, all members of the Board attended QLT’s annual general meeting. It is anticipated that all director nominees will attend our 2009 Annual Meeting.
Decisions Requiring Prior Approval of the Board
In addition to matters that must, by law or by the Articles of QLT, be approved by the Board, management is required to seek approval from the Board for major transactions, for any single expense which exceeds certain specified dollar values, and for certain transactions with related persons. Additional information relating to transactions with related persons is set forth below under the heading “Review, Approval or Ratification of Transactions with Related Persons.”
Orientation and Continuing Education Programs
It is the intention of the Board that as and when a new Board nominee is appointed, the Board will ensure that a full program of orientation and education is provided for the nominee, including (but not limited to) provision of a complete corporate history, copies of past minutes of meetings of the Board and the Mandate of the Board, and information regarding our business and operations. The Corporate Governance and Nominating Committee is responsible for reviewing the current orientation and education program and recommending and initiating improvements to this program as warranted. As part of the ongoing commitment of the Board to effective governance and director continuing education, our Directors are encouraged to, and do, periodically attend accredited courses on current trends in corporate governance and other relevant areas. As well, from time to time the Directors tour the facilities of QLT and its subsidiaries.
Outside Advice
In certain circumstances it may be appropriate for an individual Director to engage an outside professional advisor at the expense of QLT. The engagement of the outside professional advisor would be subject to approval of the Chairman of the Board. Each of the Audit and Risk Committee, the Executive Compensation Committee and the Corporate Governance and Nominating Committee also has the authority to engage external advisors as set forth in each of their respective charters. The Scientific Review Committee is also authorized to engage independent consultants with the approval of the Chairman of the Board.
Director and Officer Liability Insurance
We maintain Directors’ and officers’ liability insurance coverage through a policy covering QLT and its subsidiaries. This insurance provides coverage for indemnity payments made by QLT to our Directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and Directors in their capacity as such. This policy also provides coverage directly to individual Directors and officers if they are not indemnified by QLT. The insurance coverage for our Directors and officers has customary exclusions, including those acts determined to be uninsurable under law, deliberately fraudulent or dishonest, or that have resulted in personal profit or advantage.
Minimum Share Ownership Guidelines for Directors
The Board believes it to be in the best interests of our shareholders to specify a minimum level of equity holdings in QLT by each independent Director to further align the interests of our Board and shareholders. As a result, in March 2005, the Board resolved that each independent Director is encouraged to acquire (if not already held) and hold by March 2009 (or four years after they assume a position on the Board, if later) common shares of QLT valued at four times their then current annual Board retainer. Holdings of deferred share units (referred to as “DSUs”) are counted toward this guideline, while unexercised stock options are not. According to Radford Surveys + Consulting, the independent compensation advisor engaged by the Executive Compensation Committee in 2007, the minimum share ownership guideline instituted by the Board was consistent with RiskMetrics’ (formerly ISS) best practices at that time. Three of our independent Directors have Board tenure greater than four years, Messrs. Clarke, Crossgrove and Wood.
In February 2006, Mr. Clarke assumed the role of Chairman of the Board with a commensurate increase in his annual retainer and hence an increase in his minimum share ownership guideline. Mr. Clarke has significantly increased his share holdings over the course of the past three years and is exceeding his share ownership guideline as originally established in March 2005. Mr. Clarke intends to meet the revised guideline by February 2010, within four years of his appointment as Chairman of the Board.
Messrs. Crossgrove and Wood met their share ownership guidelines during the course of the past twelve months and as recently as September 2008. However, they are not currently meeting the guideline because of the decrease in QLT stock value since that time. Both of these Directors have increased their stock ownership over the past four years.
The Board will consider and clarify stock ownership guidelines in 2009 taking into account the current broad market volatility.
Director Nomination Process
To assist with director nominations, the Board has designated a standing committee, the Corporate Governance and Nominating Committee, as being responsible for reviewing and recommending nominees to the Board. In evaluating prospective nominees, the Corporate Governance and Nominating Committee looks for the following minimum qualifications: strong business acumen, previous experience as an executive or director with successful companies, the highest standards of integrity and ethics, and a willingness and ability to make the necessary time commitment to diligently perform the duties of a director. Nominees are selected with a view to the best interests of QLT as a whole.
The Board prefers a mix of experience among its members to maintain a diversity of viewpoints and ensure that the Board can achieve its objectives. In searching for a new director, the Corporate Governance and Nominating Committee identifies particular areas of specialization which it considers beneficial, in addition to the general qualifications, having regard to the skill sets of the other members of the Board and may retain the assistance of a recruiting firm to assist it to identify and recruit candidates that possess the desired qualifications. The Corporate Governance and Nominating Committee may also involve other members of the Board or other Board committees to assist it with the recruitment of new directors. Potential nominees and their respective references are interviewed extensively in person before any nomination is endorsed by that Board committee. All nominations proposed by the Corporate Governance and Nominating Committee must receive the approval of the Board.

The Board will also consider any director nominees proposed by shareholders. Shareholders may submit nominations to the Board by addressing a communication to the Chair of the Corporate Governance and Nominating Committee and providing sufficient information to the Corporate Governance and Nominating Committee to permit it to conduct an assessment of the qualifications of the proposed nominee, including biographical information about the candidate and his or her professional experience, confirmation of the candidate’s willingness to serve as a Director, and complete contact information for the candidate and the nominating shareholder. The methods by which a shareholder may communicate with the Corporate Governance and Nominating Committee are set out on QLT’s web site at www.qltinc.com. As a matter of policy, the Corporate Governance and Nominating Committee is committed to giving due and fair consideration to proposed nominations submitted by shareholders using the same criteria and processes as other nominations which come before it.
Independence of Directors
To ensure good objective governance is maintained at QLT, the Board strives to maintain strong independence from management. In determining whether Directors are independent, each year the Board considers and discusses the nature and materiality of all direct or indirect relationships between each Director and QLT, including any family, supplier or service provider relationships. The Board considers a relationship material where that relationship could, in the view of the Board, reasonably interfere with the exercise of the Director’s independent judgment.
The Chairman of the Board, Mr. Boyd Clarke, is an independent member of the Board. Six of the seven current Directors are considered “independent.” Mr. Butchofsky is not considered “independent” since he is also our President and Chief Executive Officer.
Executive Session of Independent Directors
The independent members of the Board meet without management and non-independent Directors present during a session of each quarterly Board meeting (unless the independent Directors determine such a session is not required) and during such other meetings where considered appropriate.
Independence of Committee Members
The members of each of the Audit and Risk Committee, the Executive Compensation Committee, the Corporate Governance and Nominating Committee and the Scientific Review Committee are all “independent” Directors within the meaning ascribed to it in Multilateral Instrument 52-110 — Audit Committees and the Marketplace Rules of the NASDAQ, respectively, and, in the case of the Audit and Risk Committee, the additional independence requirements set out by the SEC.
Audit Committee Financial Expert
Each member of the Audit and Risk Committee is financially sophisticated, as defined by the Marketplace Rules of NASDAQ, and is financially literate, as defined by Canadian securities regulations, and as required by such rules, able to read and understand fundamental financial statements, including QLT’s consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows. The Board has determined that Mr. Peter Crossgrove, the Chair of our Audit and Risk Committee, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. Mr. Crossgrove is also “independent,” as independence for audit committee members is defined by the NASDAQ and the TSX.

Compensation Committee Interlocks and Insider Participation
None of the members of the Executive Compensation Committee during fiscal 2008 or as of the date of this Proxy Statement is a current officer or employee of QLT or has any interlocking relationship as set forth in applicable SEC rules. In addition, none of QLT’s executive officers serves as a member of the compensation committee or board of directors of any entity that has one or more executive officers serving as a member of our Executive Compensation Committee or Board.
The Directors are also directors of the following reporting issuers:

Name of Director	Reporting Issuer
Robert L. Butchofsky	N/A

Dr. Bruce L.A. Carter	ZymoGenetics, Inc.

C. Boyd Clarke	N/A

Peter A. Crossgrove	Barrick Gold Corporation
Excellon Resources Inc.
West Timmins Mining Inc.
Detour Gold Corporation
Pelengio Explorations Inc.

Kathryn E. Falberg	Halozyme Therapeutics, Inc.

Dr. Ian J. Massey	N/A

L. Jack Wood	Clinuvel Pharmaceuticals Ltd.

Communicating with the Board of Directors
Any shareholder or interested party who wishes to communicate with the Board or any specific Director, including independent Directors, the Chairman of the Board, or committee members, may write to:
QLT Inc.
Attn: Board of Directors
887 Great Northern Way, Suite 101
Vancouver, British Columbia, V5T 4T5
Canada
Depending on the subject matter of the communication, the corporate secretary will:
•	forward the communication to the Director or Directors to whom it is addressed (matters addressed to the Chairman of the Board will be forwarded unopened directly to the Chairman of the Board);

•	attempt to handle the inquiry directly where the communication does not appear to require direct attention by the Board, or an individual member, e.g., the communication is a request for information about the company or is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Shareholders and other interested persons may submit concerns regarding accounting matters by following the instructions for making a report published in the Corporate Governance subsection of the Investor Relations section of our web site.
Board of Directors and Board Committees
The Board held 11 meetings (in person or by teleconference) during fiscal 2008, a number of which included sessions with only independent Directors. No Director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he served during fiscal 2008. Ms. Kathryn Falberg joined the Board as a Director on March 25, 2009 and was appointed to serve as a member of the Company’s Audit and Risk Committee effective as of that date, replacing C. Boyd Clarke on the Audit and Risk Committee.
     Board Committees. The Board has a standing Audit and Risk Committee, Corporate Governance and Nominating Committee, Executive Compensation Committee and Scientific Review Committee.

			Number of
	Members (as at		Meetings
Committee	12/31/08)	Key Functions	in 2008

Audit and Risk	Peter A. Crossgrove*	monitors QLT’s internal accounting controls and business conduct	10
	L. Jack Wood
	C. Boyd Clarke	oversees QLT’s accounting and financial reporting practices

		reviews the adequacy of the system of internal controls, reviewing any relevant accounting, financial and securities regulatory matters

		reviews the management of corporate financial and compliance risks

		recommends the appointment of independent auditors, engages the independent auditors, and receives the reports of the Chief Executive Officer and the Chief Financial Officer with respect to their assessment of internal controls

		provides a mechanism for communication between the Board and QLT’s independent auditors

		meets regularly with QLT’s auditors without management present

Corporate Governance and Nominating	C. Boyd Clarke* Peter A. Crossgrove L Jack Wood	develops and oversees Board governance principles assesses the effectiveness of corporate governance and makes recommendations to the full Board makes recommendations to the Board regarding the size and composition of the Board and Board committees develops and oversees Board continuing education program conducts an annual assessment process to assess the effectiveness of the Board and individual members of the Board reviews and considers nominations to the Board reviews annually the credentials of nominees for re-election and ensures qualifications are maintained	4

Executive Compensation	L Jack Wood * Ian J. Massey	makes recommendations to the Board regarding the compensation of all executive officers	3
	Bruce L.A. Carter
reviews and makes recommendations with respect to compensation policy and programs generally and determines and recommends option grants under QLT’s incentive stock option plans

		reviews and recommends to the Board the manner in which executive compensation should be tied to both short-term and long-term corporate goals of QLT and completes the disclosure regarding executive compensation contained in QLT’s Proxy Statement

			Number of
	Members (as at		Meetings
Committee	12/31/08)	Key Functions	in 2008
		assists the Board in ensuring that QLT has a plan for continuity of its officers and an executive compensation plan that is competitive to attract, retain and motivate high performance of its executive management and other key personnel

Scientific Review	Ian J. Massey* Bruce L.A. Carter	reviews management’s direction and investment in QLT’s research, development and technology initiatives	1

*	Chair

Committee Meetings
Attended (where
	Board Meetings	attending as a member of
	Attended	the committee and paid
Summary of Attendance of Directors in 2008(1):	in 2008	for attendance) in 2008
Robert L. Butchofsky	11/11	N/A
Bruce L.A. Carter(2)	11/11	1/1
C. Boyd Clarke(3)	11/11	13/13
Peter A. Crossgrove	11/11	17/17
Ian J. Massey(4)	9/11	4/4
L. Jack Wood	11/11	13/13

Notes:

(1)	Ms. Falberg joined the Board on March 25, 2009 and is therefore not included in this table.

(2)	Mr. Carter was appointed to the Executive Compensation Committee on May 14, 2008. Although the Executive Compensation Committee met three times in 2008, no meetings were held in 2008 after Mr. Carter’s appointment to that Committee.

(3)	Mr. Clarke attended as an invitee for all other Board committee meetings to the extent practicable. Mr. Clarke does not receive an attendance fee where he is attending meetings as an invitee only, and such attendance is not reflected in the above table.

(4)	Mr. Massey also meets with QLT’s research and development personnel as part of his role as Chair of the Scientific Review Committee, which meetings are not reflected in the above table.
     Ad-Hoc Committees
Special Strategic Committee. Contemporaneous with the announcement in November 2007 of the intention of the Board to consider all potential strategic alternatives for QLT, the Board formed a Special Strategic Committee comprising three independent Directors. The Special Strategic Committee had a mandate to review strategic alternatives available to QLT to maximize shareholder value and to make any necessary recommendations to the Board. Under its mandate, the Special Strategic Committee engaged Goldman, Sachs & Co. as its financial advisor, to assist the Board in identifying, evaluating and pursuing alternative strategies to maximize shareholder value. The Special Strategic Committee worked with Goldman, Sachs & Co. in 2008 to oversee and advise the Board in respect of certain asset divestitures.

The Special Strategic Committee comprised only independent Directors. Its members originally were Mr. Clarke (Chair), Mr. Crossgrove and Alan Mendelson, a former director. Mr. Mendelson resigned from the Special Strategic Committee effective March 30, 2008 and was replaced by Mr. Wood on April 9, 2008. At the Board of Directors meeting on May 13 and 14, 2008, the Board resolved to waive the retainer fees for the members of the Special Committee. The Special Strategic Committee met three times in 2008. All three meetings were prior to the appointment of Mr. Wood, and no further meetings of the Special Strategic Committee are planned.
COMPENSATION OF DIRECTORS
2008 Independent Director Compensation Program
The amount and form of director compensation is reviewed periodically by the Executive Compensation Committee, with any resulting recommendations made to the Board, to ensure that such compensation realistically reflects the responsibilities and risks of being an effective director. To assist in its evaluation of director compensation, the Executive Compensation Committee has the authority to retain independent compensation consultants. Accordingly, in 2007 the Executive Compensation Committee engaged Radford Surveys + Consulting (“Radford”), an international consulting group that focuses on the compensation issues facing technology and life sciences companies, to conduct an independent assessment of our director compensation practices relative to a comparator group of peer companies (the “Radford Director Compensation Report”). The peer group comprised biotechnology and life sciences companies located in Canada and primarily the West Coast of the United States comparable to QLT based on a number of factors, including number of employees, revenues and stage of product pipeline. The peer group was selected by Radford and approved by the Executive Compensation Committee.
     Overview. Our independent Directors receive cash and equity-based compensation for their service on the Board. As an employee, our President and Chief Executive Officer is not compensated separately for his service on the Board. Directors are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with our policies.
     Cash compensation. As noted above, the Executive Compensation Committee previously engaged Radford to assess our Director compensation program against a comparator group of peer companies. The Radford Director Compensation Report was received in late 2007. According to the Report, overall, our Director compensation program fell within the 50th to the 75th percentile of our comparator group, which is consistent with market practices for companies whose board of directors have a similar work load and number of meetings held. Following a review and consideration of the results and recommendations of the Report and the Executive Compensation Committee, and in anticipation of an increased number of meetings in 2008, effective February 2008 the Board of Directors approved a 25% reduction in the fees paid for Board and Committee meetings attended in person and for Board meetings attended by telephone. In addition, since June 2008, where our Directors attend one or more Committee meetings in conjunction with a Board meeting that same day, the total fees for that set of Board and Committee meetings for that day are capped at $4,000. Those reduced fees are shown in the tables set out below.
In addition, while the Radford Director Compensation Report did not make a recommendation concerning a reduction in the Chairman’s retainer, the Chairman of the Board, C. Boyd Clarke, recommended to the Executive Compensation Committee that in light of the fact the shareholders of the Company had suffered substantial diminution in the value of their shares over the course of 2007, and in conjunction with the Company’s ongoing efforts to reduce costs where possible, the Chairman’s additional annual retainer fee be reduced by 50% from $90,000 to $45,000 for 2008. The Executive Compensation Committee and the Board accepted Mr. Clarke’s recommendation. Accordingly, the Chairman’s aggregate retainer fee was reduced from $120,000 in 2007 to $75,000 in 2008 ($30,000 retainer as a Board member and a reduced $45,000 additional retainer as Chairman). The fees to directors are paid quarterly in arrears.
In 2008, the fees paid to our independent Directors were based on the following:

Nature of Board Duty	Fee (US$)
Annual Board Retainer Fee:
• for all Directors	$30,000
• additional retainer for Chairman of the Board	$45,000
Additional Annual Retainer fee for Chair of the Audit and Risk Committee	$12,500
Additional Annual Retainer fee for Chair of the Special Strategic Committee(1)	$16,000
Additional Annual Retainer fee for Chair of all other committees (other than the Chair of the Corporate Governance and Nominating Committee, for which no separate retainer is paid)	$10,000
Additional Annual Retainer fee for non-chair committee members (other than the Special Strategic Committee, for which a fee of $8,000 is paid(1))	$5,000
Fee for each Board meeting attended:
• by telephone	$1,500	(2)
• in person	$3,000	(2)
Fee for each committee meeting attended (other than the Special Strategic Committee):
• by telephone or in person if already at the meeting location to attend an in person Board of Directors meeting	$1,500	(3)
• in person (unless already attending in person for a meeting of the Board of Directors, in which case only the above meeting fee will be paid in addition to the fee for attending the Board meeting)	$3,000	(2)(3)
Fee for each Special Strategic Committee meeting attended (whether in person or by telephone)	$1,500
Fee for out-of-town travel to perform Board or Committee business (other than attendance at a Board or Committee meeting) at the specific request of the Board or relevant Committee	$3,000

(1)	At the Board of Directors meeting on May 13 and 14, 2008, the Board resolved to waive the retainer fees for the members of the Special Committee, and no further meetings of the Special Strategic Committee are planned.

(2)	Effective February 2008, the individual meeting fees were reduced as follows: (a) fees for Board and Committee meetings attended in person or for out of town Board business were reduced from $4,000 to $3,000; and (b) fees for Board meetings attended by telephone were reduced from $2,000 to $1,500.

(3)	Effective June 2008, where our Directors attend one or more committee meetings in conjunction with a Board meeting that same day, the total fees for that set of Board and committee meetings for that day are capped at $4,000 and so the committee meeting fee would be less than $1,500 in that event.
     Equity-Based Compensation. In addition to cash compensation, our independent Directors also receive equity-based compensation to ensure that their interests are fully aligned with those of our shareholders.

We maintain a Directors’ Deferred Share Unit Plan, which we refer to as the “DDSU Plan”. Under the DDSU Plan, at the discretion of the Board, independent Directors receive all or a percentage of their equity-based compensation in the form of deferred share units, or “DSUs,” each of which has a value equal to the closing price of our common shares on the TSX on the date of grant. A DSU is convertible only into cash (no shares are issued), and can only be converted after the independent Director ceases to be a member of the Board. The DSUs vest monthly over 36 months from the date of grant.
The value of a DSU, when converted to cash, will be equivalent to the market value of a QLT common share at the time the conversion takes place. We do not have a history of paying dividends on our common shares however, if dividends ever are paid on our common shares, an independent Director’s DSU account will be credited with dividends at the same rate.
The Executive Compensation Committee’s objective in granting DSUs to independent Directors is to provide a reasonable, market-based, incentive for Directors to deliver increased value to shareholders. Based in part on advice received from Towers Perrin at the time the DDSU Plan was implemented in 2005, the Executive Compensation Committee and the Board concluded that DSUs are an effective way to align the interests of the independent Directors with those of the shareholders, without resulting in additional share dilution to shareholders.
In May, 2008 following their appointment at the Annual Meeting of shareholders, each independent Director received 7,500 DSUs, except the Chairman of the Board who received 15,000 DSUs.
Our Directors are also eligible to receive stock options under the 2000 Plan, however no stock options were granted to our independent Directors in fiscal 2008.

The following table provides information regarding the compensation of our Directors for fiscal 2008.
Director Compensation Table

						Changes in
						Pension Value
						and
						Nonqualified
	Fees Earned				Non-Equity	Deferred
	or		Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash		Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)		(US$)(1)(2)(3)	(US$) (1)(3)	(US$)	(US$)	(US$)	(US$)
Robert L. Butchofsky (4)	—		—	—	—	—	—	—

Bruce L.A. Carter	$62,125	(6)	$11,984	—	—	—	—	$74,109

C. Boyd Clarke	$124,125	(7)	$11,128	—	—	—	—	$135,253

Peter A. Crossgrove	$96,500	(8)	$3,706	—	—	—	—	$100,206

Philip B. Livingston (5)	$24,125	(9)	$10,801	—	—	—	—	$34,926

Ian J. Massey	$71,500	(10)	$11,128	—	—	—	—	$82,628

Alan C. Mendelson (5)	$37,000	(11)	$22,493	—	—	—	—	$59,493

Richard R. Vietor (5)	$27,125	(12)	$22,493	—	—	—	—	$49,618

L. Jack Wood	$89,125	(13)	$1,712	—	—	—	—	$90,837

(1)	Certain stock and option awards were granted/priced in Canadian dollars and have been converted to U.S. dollars for disclosure purposes using an average of 2008 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0660.

(2)	Stock awards consist of DSU’s. Details of the DSU’s are set out above under the heading “2008 Independent Director Compensation Program — Equity Based Compensation.” This column represents the dollar amount recognized for financial reporting purposes for the fair value of DSU’s granted in fiscal 2008 and prior years, in accordance with SFAS 123R, as disclosed on our Annual Report Form 10-K under Note 3 to our Consolidated Financial Statements for fiscal 2008. In May 2008, Mr. Clarke was granted 15,000 DSU’s (and each other independent director was granted 7,500). The estimated fair value for each DSU as at the grant date, determined in accordance with FAS 123R was $3.53.

(3)	The following table sets forth the total of all vested and unvested stock awards (consisting solely of DSUs) and option awards outstanding as of December 31, 2008 for each of our independent Directors.

	Outstanding Stock	Outstanding Option
Name	Awards (DSUs)	Awards
Bruce L.A. Carter	22,500	—
C. Boyd Clarke	52,500	10,000
Peter A. Crossgrove	30,000	10,000
Ian J. Massey	22,500	—
L. Jack Wood	30,000	10,000

(4)	Mr. Butchofsky is our President and Chief Executive Officer. Because he is an employee of the Company he receives no additional compensation for services as a Director of the Company. His total compensation for fiscal 2008 is set forth below under the heading “Executive Compensation.”

(5)	Messrs. Livingston, Mendelson and Vietor completed their terms of office as Directors on May 14, 2008.

(6)	Consists of annual retainer fees of $38,125 and meeting fees of $24,000.

(7)	Consists of annual retainer fees of $84,125 and meeting fees of $40,000.

(8)	Consists of annual retainer fees of $50,500 and meeting fees of $46,000.

(9)	Consists of annual retainer fees of $13,125 and meeting fees of $11,000.

(10)	Consists of annual retainer fees of $45,000 and meeting fees of $26,500.

(11)	Consists of annual retainer fees of $17,000 and meeting fees of $20,000.

(12)	Consists of annual retainer fees of $13,125 and meeting fees of $14,000.

(13)	Consists of annual retainer fees of $49,125 and meeting fees of $40,000.
2009 Independent Director Compensation Program
The Executive Compensation Committee met early in 2009 to consider any adjustments to our independent Director compensation. On the recommendation of the Executive Compensation Committee, the Board determined that the retainer and meeting fees payable to our independent Directors in 2009 would remain at the 2008 fee levels.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently has seven members. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has fixed the number of directors constituting the Board at seven and has nominated for election at the Annual Meeting a slate of seven nominees, including Ms. Kathryn Falberg, who was appointed by the Board as an additional director on March 25, 2009. As more specifically described below, Ms. Falberg augments our Board with both her financial expertise and with her knowledge of the biotechnology industry.
The Board of Directors of QLT has consistently sought Board membership that reflects a mix of experience among its members to maintain a diversity of perspectives and to ensure that QLT can meet its objectives. The Board believes the current Board nominees achieve this goal, reflecting as a whole diverse knowledge and experience, including in the areas of finance, science and biotechnology and healthcare executive management. The names and biographical information about each nominee are set out below.
Each Director elected will hold office until the next Annual Meeting or until his or her successor is duly elected, unless he or she resigns earlier. The Board is permitted to increase the number of Directors by up to one-third of the number of Directors elected at the Annual Meeting at any time prior to the next Annual Meeting.
In the unanticipated event that a nominee is unable to or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted at the discretion of the proxy holder to elect another nominee designated by the Board, if presented, or the Board will comprise a lesser number of Directors accordingly. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or who intends to decline to serve as a Director, if elected.

Information Regarding Director Nominees
The names of the nominees and certain information about them are set forth below:

Name of Nominee and Residence	Age	Position(s) With the Company	Independent	Director Since
Robert L. Butchofsky British Columbia, Canada	47	President, Chief Executive Officer and Director	No	2006
Bruce L.A. Carter, Ph.D Washington, USA	65	Director	Yes	2006
C. Boyd Clarke Pennsylvania, USA	60	Chairman of the Board and Director	Yes	2003
Peter A. Crossgrove Ontario, Canada	72	Director	Yes	1990
Kathryn E. Falberg California, USA	48	Director	Yes	2009
Ian J. Massey, Ph.D. California, USA	58	Director	Yes	2006
L. Jack Wood British Columbia, Canada	72	Director	Yes	2001
There is no family relationship between any of our Directors or executive officers. The number of common shares owned by each of the nominees for election as a Director is set forth under ‘Security Ownership of Certain Beneficial Owners and Management’ on page 22 of this Proxy Statement.
Robert L. Butchofsky was appointed as President and Chief Executive Officer and a Director of QLT in February 2006 following his earlier appointment as Acting Chief Executive Officer of QLT in September 2005. Mr. Butchofsky joined QLT in 1998 as Associate Director, Ocular Marketing and was appointed Vice President, Marketing and Sales Planning in September 2001. Mr. Butchofsky was promoted to Senior Vice President, Marketing and Sales Planning in early 2005. From June 1990 to August 1998, Mr. Butchofsky was employed at Allergan Inc. (a pharmaceutical company) where he built an extensive background with ocular pharmaceutical products and Botox®, including sales, health economics, worldwide medical marketing, and product management. Prior to joining Allergan Inc., Mr. Butchofsky spent several years managing clinical trials at the Institute for Biological Research and Development. Mr. Butchofsky holds a Bachelor of Arts degree in Biology from the University of Texas and a Masters of Business Administration from Pepperdine University.
Dr. Bruce L.A. Carter has been a Director of QLT since November 2006. Dr. Carter is Chairman of the Board of ZymoGenetics, Inc. a biopharmaceutical company in Seattle, Washington. Dr. Carter was appointed Chairman of the Board in April 2005 and was ZymoGenetics’ Chief Executive Officer from April 1998 to January 2009. Dr. Carter first joined ZymoGenetics in 1986 as Vice President of Research and

Development. In 1994, he was chosen as Corporate Executive Vice President and Chief Scientific Officer for Novo Nordisk A/S, the former parent company of ZymoGenetics. He was elected to the board of ZymoGenetics in 1987 and was appointed Chairman of the Board and President of that company in 1998. Dr. Carter held the title of President until July, 2007. Dr. Carter led the negotiations that established ZymoGenetics as an independent company from Novo Nordisk in 2000. Dr. Carter held various positions of increasing responsibility at G.D. Searle & Co., Ltd. from 1982 to 1986 and was a lecturer at Trinity College, University of Dublin from 1975 to 1982. Dr. Carter is also a director of the Global Alliance for TB Drug Development (a not-for-profit product development partnership). Dr. Carter received a B.Sc. with Honors in Botany from the University of Nottingham, England, and a Ph.D. in Microbiology from Queen Elizabeth College, University of London.
C. Boyd Clarke has been a Director of QLT since 2003 and was appointed as Chairman of the Board in February 2006. Since September 2007, Mr. Clarke has been a Venture Advisor to ProQuest Investments, a healthcare venture capital firm. From March 2002 to May 2006, Mr. Clarke was President and Chief Executive Officer of Neose Technologies, Inc., a U.S. publicly listed biotechnology company focused on the development of protein therapeutics. Mr. Clarke served on the board of directors of Neose from 2002 to May 2007. From December 1999 through March 2002, Mr. Clarke was President and Chief Executive Officer of Aviron, Inc., a biotechnology company developing vaccines, which was acquired by MedImmune, Inc., and was also Chairman from January 2001 through March 2002. From 1998 through 1999, Mr. Clarke was Chief Executive Officer and President of U.S. Bioscience, Inc., also a biotechnology company focused on products to treat cancer, which was also acquired by MedImmune. Mr. Clarke served as President and Chief Operating Officer of U.S. Bioscience, Inc. from 1996 to 1998. From 1977 to 1996, Mr. Clarke held a number of positions at Merck & Co., Inc., including being the first President of Pasteur-Merieux MSD, and most recently as Vice President of Merck Vaccines. Mr. Clarke was formerly a director of the Biotechnology Industry Association. He is also a director of Rib-X Pharmaceuticals, Palkion, Inc. and Ligocyte Pharmaceuticals, Inc. (all are private biotechnology companies) and he is Chairman of the Board of Mersana Therapeutics, Inc. (also a private biotechnology company). Mr. Clarke has a Bachelor of Science in biochemistry and a Master of Arts in History from the University of Calgary.
Peter A. Crossgrove has been a Director of QLT since 1990. From 1997 to April 2005, Mr. Crossgrove was the Chairman of Masonite International Corporation (formerly Premdor Inc., a door and industrial products manufacturing company which was acquired on March 31, 2005 by Stile Acquisition Corp.). Mr. Crossgrove is a director of the following mining companies: Barrick Gold Corporation, West Timmins Mining Inc., Detour Gold Corporation and Pelengio Explorations Inc. Mr. Crossgrove is Chairman of Excellon Resources Inc. (a mining company) and is a trustee of Dundee Real Estate Investment Trust (a real estate trust). Mr. Crossgrove is also Chairman Emeritus of Cancer Care Ontario, is a recipient of the Queen’s Golden Jubilee medal and was appointed to the Order of Canada in 2004. Mr. Crossgrove holds a Bachelor of Commerce from McGill University and Concordia University, an M.B.A. from the University of Western Ontario and was a Sloan Fellow in the Doctoral Program at Harvard Business School.
Kathryn E. Falberg was appointed to the Board of Directors of QLT by the Board on March 25, 2009. Ms. Falberg has over 23 years of financial experience with companies of varying sizes across multiple industries. Ms. Falberg joined ARCA biopharma, Inc. (a biopharmaceutical company) in February 2009 as its Chief Financial Officer and Chief Operating Officer. From 2003 to 2008, Ms. Falberg was President of Canyon Capital & Consulting (a private investment and consulting firm). From October 2001 to June 2002, Ms. Falberg was a consultant to Inamed (a medical device company) and briefly served as its interim Chief Financial Officer. Ms. Falberg joined Amgen Inc. (a global biotechnology company) in 1995 as Treasurer, and advanced through a series of positions of increasing responsibility, culminating in her appointment as Senior Vice President, Finance and Strategy, and Chief Financial Officer in 1998. Ms. Falberg left Amgen Inc. in July 2001. Ms. Falberg currently serves on the board of ESS Technology, Inc. (a privately held semiconductor company), and Halozyme Therapeutics, Inc. (a biopharmaceutical company). Ms. Falberg received an M.B.A. and B.A. in Economics from the University of California, Los Angeles.
Dr. Ian J. Massey has been a Director of QLT since June 2006. Dr. Massey is a senior pharmaceutical executive with experience in all phases of the drug discovery and development process. In 2006, Dr. Massey joined Sysnosia Therapeutics, Inc. as its President and Chief Executive Officer. From 2002 to 2006, Dr. Massey was the Senior Vice President, and Head of Research and Preclinical Development, at Roche Palo Alto. From 1995 to 2002, Dr. Massey held positions of increasing responsibility at Roche Bioscience including Senior Vice President, Head of Neurobiology Business Unit and Central Research & Development and Vice President and Director of Preclinical Research and Development. Prior to joining Roche, Dr. Massey was at Syntex Research for over 15 years where he held a number of senior positions, culminating in the position of Vice President and Director, Institute of Analytical Research. Dr. Massey has a D. Phil. degree in Organic Chemistry from the University of Oxford, England, a M.A. in Organic/Natural Product Chemistry and a B.A. in Chemistry.
L. Jack Wood has been a Director of QLT since 2001. Mr. Wood is a Director and the Chairman of enGene Inc., a private biotechnology company, and a director of Clinuvel Pharmaceuticals Ltd., a biotechnology company listed on the Australian Stock Exchange. From 1992 to 2004, Mr. Wood worked with CSL Limited, an Australian healthcare company listed on the Australian Stock Exchange. Prior to joining CSL, Mr. Wood was the President and Chief Executive Officer of Exogene Corporation (a biotechnology company). From 1988 to 1990, Mr. Wood was Senior Vice President of BioResponse Corporation, a biotechnology company sold to Baxter Healthcare Corporation. From 1980 to 1988, Mr. Wood worked for Bayer Corporation (a healthcare company) as a Vice President and General Manager for Europe, the Middle East and Africa. From 1963 to 1980, Mr. Wood held a series of operating and general management positions with Baxter Healthcare Corporation.
Vote Required and Board of Directors’ Recommendation
Director nominees will be elected by a plurality of the votes cast at the Annual Meeting. This means that the seven nominees with the highest number of affirmative votes cast at the Annual Meeting will be elected as Directors. You may choose to vote, or withhold your vote, separately for each nominee. Proxies cannot be voted for more than seven nominees for election to the Board.
The Board of Directors recommends that shareholders vote “FOR” the election of all seven nominees for Director. The proxyholders intend to vote the shares represented by proxies “FOR” the election of the seven nominees named in the Instrument of Proxy unless authority to vote for those persons is withheld.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the shares of our common stock beneficially owned by (1) each of our Directors and director nominees, (2) the named executive officers listed in the Summary Compensation Table below, (3) all of our Directors, director nominees and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC and the applicable Canadian securities regulators. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of March 23, 2009.
Amount and Nature of Beneficial Ownership

		Shares for
		Which
		Beneficial
		Ownership		Total Beneficial
		Can Be		Ownership
	Shares	Acquired	Number	Number	Percent
	Beneficially	Within 60	of	of	of
Name of Beneficial Owner	Owned	Days(1)	DSUs(2)	Shares	Class(3)
Robert L. Butchofsky	150,497	836,667	—	987,164	1.8%
Bruce Carter	—	—	13,750	13,750	*
C. Boyd Clarke	51,000	10,000	37,500	98,500	*
Peter A. Crossgrove	32,000	10,000	22,500	64,500	*
Alain H. Curaudeau(4)	—	—	—	—	*
Kathryn E. Falberg	—	—	—	—	*
Linda Lupini	10,000	220,000	—	230,000	*
Alexander R. Lussow	10,000	146,111	—	156,111	*
Ian J. Massey	8,950	—	14,375	23,325	*
Cameron R. Nelson	25,000	275,000	—	300,000	*
L. Jack Wood	25,000	10,000	22,500	57,500	*
All directors, nominees and executive officers as a group (11 persons)	312,447	1,507,778	110,625	1,930,850	3.5%
NB Public Equity K/S (5)	7,778,960	—	—	7,778,960	14.2%
Axial Capital Management, LLC (6)	6,721,392	—	—	6,721,392	12.3%
Renaissance Technologies LLC (7)	5,665,849	—	—	5,665,849	10.4%
Mackenzie Financial Corporation (8)	2,935,843	—	—	2,935,843	5.4%

*	Represents less than 1%.

(1)	Indicates common shares that may be acquired upon exercise of outstanding options on May 22, 2009 by the persons named in the table above and by all Directors and executive officers as a group, except where otherwise described in the Notes to the above table.

(2)	DSUs are payable only in cash. The number of DSU’s represented in this table consists of DSU’s that will be vested as of May 22, 2009. A description of the DSUs is set out above under the heading “Compensation of Directors.”

(3)	Percentage ownership of QLT common shares is based on 54,620,328 common shares of QLT outstanding on March 23, 2009.

(4)	Mr. Curaudeau is the former Senior Vice President, Portfolio and Project Management. Mr. Curaudeau’s last day of employment at QLT was February 29, 2008.

(5)	Beneficial ownership is as of March 24, 2009, as reflected in a statement on Form 4 filed by NB Public Equity K/S with the SEC on March 25, 2009. Based on information contained in the Form 4, NB Public Equity K/S, Christian Hansen, and Florian Schönharting each are deemed beneficial owners. The business address of all beneficial owners is Ostergade 5, 3rd floor, DK-1100, Copenhagen K, Denmark.

(6)	Beneficial ownership is as of January 1, 2009, as reflected in a statement on Schedule 13G/A filed by Axial Capital Management, LLC with the SEC on February 3, 2009. Based on information contained in the Schedule 13G/A, Axial Capital Management, LLC, Marc Andersen, Eliav Assouline, and Axial Capital Master, L.P. each are deemed beneficial owners. The business address of Axial Capital Management, LLC, Marc Andersen and Eliav Assouline is 101 Park Avenue, 48th Floor, New York, New York 10178. The business address of Axial Capital Master, L.P is c/o Citco Fund Services (Curacao) N.V., PO Box 4774, Kaya Flamboyan 9, Curacao, Netherlands Antilles.

(7)	Beneficial ownership is as of January 30, 2009, as reflected in a statement on Schedule 13G/A filed by Renaissance Technologies LLC and Dr. James H. Simons with the SEC on March 17, 2009. The business address of the beneficial owners is 800 Third Avenue, New York, New York, 10022.

(8)	Beneficial ownership is as of February 28, 2009, as reflected in a statement on Schedule 13G filed by Mackenzie Financial Corporation with the SEC on March 10, 2009. The business address of Mackenzie Financial Corporation is 180 Queen Street West, Toronto, Ontario, Canada, M5V 3K.
For additional information on our equity compensation plans, and our common shares that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or Directors under all of our existing equity compensation plans, see our Annual Report on Form 10-K which is available on our web site at www.qltinc.com, SEDAR at www.sedar.com and EDGAR at www.sec.gov.
EXECUTIVE COMPENSATION
The following sets forth information about our executive officers as of March 25, 2009. The executive officers listed below serve in their respective capabilities at the discretion of our Board of Directors.
Robert Butchofsky

President and Chief Executive Officer
See page 19 of this Proxy Statement for Mr. Butchofsky’s biography.
Cameron Nelson

Vice President, Finance and Chief Financial Officer
Mr. Nelson, aged 43, joined QLT in May 2000 as Associate Director, Financial Analysis and Planning and has made many contributions to QLT during his time with the Company. He was promoted to Director, Financial Analysis and Planning in January 2002 and later to Senior Director, Financial Reporting and Planning. In early 2005, he was promoted to Vice President, Finance and was named Chief Financial Officer in August 2005.
Prior to joining QLT, Mr. Nelson held finance and accounting positions with Mattel Inc. and Equity Marketing Inc. in Los Angeles. Mr. Nelson earned his Bachelor of Commerce from the University of British Columbia and his Master of Business Administration from Dartmouth College.
Linda Lupini

Senior Vice President, Human Resources and Organizational Development
Since joining QLT in 1997, Ms. Lupini, aged 49, has managed QLT’s growing demand for highly skilled science and technology specialists. She brings nearly 15 years of experience to the role, including over 10 years with leading software firm MacDonald Dettwiler and Associates and her broad experience encompasses all aspects of human resources management.

A past board member of BC Biotech, a member of the Board of Directors of BioTalent Canada, and on the advisory Board of Simon Fraser University’s MBA in Biotechnology Program, Ms. Lupini holds a Bachelor of Arts degree in Psychology from the University of British Columbia.
Alexander R. Lussow, PhD

Senior Vice President, Business Development & Commercial Operations
Alexander Lussow is 46 years old and he joined QLT in 2006. Mr. Lussow is responsible for QLT’s business development activities, including product licensing, acquisitions and strategic partnering opportunities.
Before joining QLT, Mr. Lussow was Gryphon Therapeutics’ Chief Business Officer and Vice President of Business Development where he was responsible for the licensing of the company’s products, the formation of strategic alliances, corporate communications and fund raising. Before joining Gryphon, Alex served as the head of business development at Sangstat Medical Corporation (now wholly owned by Genzyme Corp.). He also has broad experience in biotechnology management consulting advising on venture financing, strategic business planning and licensing transactions for several biotechnology companies.
Mr. Lussow received his BSc at McGill University in Montreal and his PhD in immunology at the University of Geneva, Switzerland. He has been an adjunct professor of pharmacology at the University of North Carolina, USA and has worked extensively for the World Health Organization (WHO) in West Africa.
Compensation Discussion and Analysis
     Overview. We are engaged in a highly specialized and competitive industry. Success in this environment requires talented and motivated executives. The goal of our executive compensation program is to attract, retain and motivate executives and reward business successes that have the potential to increase shareholder value. The Executive Compensation Committee, which is composed of independent members of the Board, is responsible for implementing our executive compensation program and establishing corporate and individual performance objectives that reward executives when those objectives are met. In considering executive compensation, the Executive Compensation Committee ensures that our total compensation program is competitive, supports our overall strategy and objectives, and reflects both risk and reward for our executive officers.
The Executive Compensation Committee obtains information from a number of sources, including North American surveys and reports on executive compensation in the biotechnology industry, as well as internally generated reports of executive compensation practices of a sub-group of biotechnology companies. To assist with its evaluation of executive compensation, the Executive Compensation Committee has the authority to retain and terminate independent compensation consultants. In early 2007 the Executive Compensation Committee engaged Radford, an international consulting group that focuses on the compensation issues facing technology and life sciences companies, to conduct an overall review of all aspects of executive compensation at QLT, to review non-executive employee compensation practices, and to review compensation of Directors. The Directors’ compensation review was updated in 2008 and Directors’ fees were reduced as described in the table of Directors fees set out on page 15 of this Proxy. The Executive Compensation Committee determined that obtaining an external review of Executive Compensation in 2008 was not necessary since base salaries were being held constant other than for promotions.

     Basic Principles. At the foundation of the Executive Compensation Committee’s strategy is the principle that there should be both consequences for underperformance and incentives for outstanding performance. This is achieved through a compensation program that emphasizes fixed and variable components which make up the “pay mix” for each executive officer.
Prior to 2006, our compensation strategy targeted each component of the total compensation amount to fall between the 50th and the 75th percentile of its comparator group. In 2006, and continuing into 2008, the Executive Compensation Committee decided to focus compensation closer to the lower end, or 50th percentile, of our comparator group as we continued to move towards reducing our overall costs and as we reduced the overall number of our employees. The comparator group used by the Executive Compensation Committee in 2006 for compensation purposes were those companies or corporate divisions in the Radford Global Life Sciences Survey of biotechnology and life-sciences entities having between 150 to 499 employees (the “2006 Peer Survey”). The 2006 Peer Survey consisted of 114 companies or corporate divisions based in the United States, a substantial number of which are included in the NASDAQ Biotechnology Index. The Executive Compensation Committee periodically adjusts our comparator group so that QLT compares itself with similarly sized companies (determined according to the number of employees). As a result of the restructurings that occurred, the Executive Compensation Committee adjusted the comparator group for 2007 and 2008 to a smaller group of 21 biotechnology public companies located primarily in North America comparable to QLT based on a number of factors, including number of employees, revenues, market capitalization, and stage of product pipeline. The list of 21 peer companies determined to be relevant comparator companies is as follows:
Canadian Peer Companies
Axcan Pharma, Inc.
Aspreva Pharmaceuticals Inc.
Angiotech Pharmaceuticals, Inc.
Cardiome Pharma Corporation
Labopharm Inc.
U.S. Peer Companies
InterMune, Inc.
ZymoGenetics, Inc.
Cubist Pharmaceuticals, Inc.
Exelixis, Inc.
Tanox, Inc.
Exelixis, Inc
LifeCell Corporation
Isis Pharmaceuticals, Inc.
Arena Pharmaceuticals, Inc.
CV Therapeutics, Inc.
Momenta Pharmaceuticals, Inc.
Incyte Corporation
XenoPort, Inc.
Array BioPharma Inc.
Onyx Pharmaceuticals, Inc.
POZEN Inc.
Trubion Pharmaceuticals, Inc.

There are two major elements to our executive compensation:
•	Base salary; and

•	Pay-at-Risk Compensation, consisting of:
—	variable performance-based compensation, consisting of annual cash bonuses based on a comparison of individual and corporate performance to pre-set goals and objectives; and

—	performance-based equity compensation, consisting of annual grants of long-term stock options.
Our executive officers are paid in Canadian dollars but, for reporting purposes only, their compensation is set out below in U.S. dollars. In addition, our executives are eligible to participate in the benefit plans generally available to all our employees and an annual executive medical screening consultation (as described in “Health and Life Benefits” on page 34).
In 2008, in keeping with the previous shift made to pay-for-performance compensation, the Executive Compensation Committee again continued to limit non-promotion base salary increases, awarding enhanced performance-based equity compensation and rewarding corporate and individual achievement through the annual cash-incentive compensation program.
     Determining Compensation
     Base Salary. In determining whether to increase the base salary for a particular executive officer, the Executive Compensation Committee considers the results of each executive officer’s individual annual performance review described below, comparative survey data for equivalent executive positions in our comparator group, along with the other elements of compensation received by our executive officers.
In its compensation review conducted in 2008, the Executive Compensation Committee compared QLT’s executive compensation to our comparator group of biotechnology companies described above. The base salary levels of our executive officers have been aligned to be at or near the 50th percentile of our comparator group. The Executive Compensation Committee implemented cost controls to limit increases in base salaries for our executive officers so that increases would be allowed only in connection with promotions and when determined to be reasonably necessary for retention.
In 2008, none of our executive officers received a base salary increase except Mr. Lussow. Mr. Lussow received a 3% increase in his base salary at the time he was promoted from Vice President, Business Development to Senior Vice President, Business Development and Commercial Operations and assumed significant additional operational responsibilities within QLT for all commercial supply chain management. Effective upon his promotion, Mr. Lussow’s eligibility under our cash incentive compensation program was adjusted in accordance with our normal practices from a target of 40% to a target of 45% of his base salary.
In early 2009, the Executive Compensation Committee met and again determined that base salaries for our executive officers will not be increased in 2009. Exceptions have not been made at this time but would only be made if associated with a promotion or considered necessary for retention.
Again in keeping with a philosophy of pay-for-performance, and to counter the potential negative perception among the general employee population due to the limited salary increases at that time, in 2007 our President and Chief Executive Officer, Mr. Butchofsky, believed it was appropriate for him to set an example and personally take a 10% base salary cut. Mr. Butchofsky proposed his base salary reduction with the expectation that this would enhance employee morale at that time. The President and Chief Executive Officer’s 10% base salary cut was discussed with, and approved by, the Executive Compensation Committee in April 2007, continued at that reduced level in 2008, and will again remain constant at that reduced level for 2009.

     Pay-at-Risk Compensation. We have always had a compensation philosophy that includes a pay-at-risk component. The annual cash incentive bonus represents income at risk — it is only paid if and to the extent certain goals and objectives are met, with minimum performance thresholds required to earn any incentive compensation, as well as maximum payouts geared towards rewarding extraordinary performance, the terms of which are defined in identified “stretch” (or extraordinary) goals. The goals are intended to be difficult to attain, yet achievable. Corporate goal achievements from prior years and industry trends assist the Executive Compensation Committee in determining realistic but challenging goals for each year. The annual cash incentive compensation that each executive officer was eligible to receive for 2008 was based on a pre-determined target percentage of the base salary for each executive officer (determined in accordance with practices within the applicable comparator group) and varied by position among the executive officers as follows:

		Range of Possible
	Target Bonus	Bonus Payment	Weighting between
	(as a % of base	(as a % of base	Corporate and
Level	salary)	salary)	Individual Goals
Chief Executive Officer	50%	0 – 100%	100% Corporate
Chief Financial Officer and all Senior Vice Presidents	45%	0 – 90%	75% Corporate / 25% Individual
All Vice Presidents who are Executive Officers	40%	0 – 80%	75% Corporate / 25% Individual
These cash incentive amounts were calculated taking into consideration the practices of our peer group and aligning ourselves with comparator companies at or around the 50th percentile for pay-at-risk components of Compensation. The breakdown between Corporate and Individual objectives that determine the payout amounts are weighted heavily toward overall achievement of corporate objectives to align our executives with objective measures of corporate performance.
     Establishing Goals
     Individual Goals. The annual individual goals are primarily objective and measurable and relate to the individual executive officer’s area of responsibility. They are designed to facilitate the achievement of our corporate goals. It is possible for an executive officer to attain between 0% and 200% of his or her individual goals depending on performance, although the Executive Compensation Committee has the discretion to recognize additional factors and award bonuses outside of this range. The extent to which those individual goals have been achieved or exceeded is determined largely from the annual performance recommendations for each of the other executive officers prepared by the President and Chief Executive Officer and approved by the Executive Compensation Committee. Cash incentive compensation for the President and Chief Executive Officer is determined based solely on achievement of the corporate goals as approved by the Board.

     Corporate Goals. In early 2008, on the recommendation of the Executive Compensation Committee, the Board approved specific corporate goals for us to achieve. The corporate goals for 2008, and our assessment of how successful we were in attaining those goals, are described below.
The Executive Compensation Committee recommended, and the Board set, the following high-level goals and the relative weighting for each goal for QLT for 2008.
•	Asset Divestiture: 35% — based on the achievement of specified asset divestiture goals based on gross proceeds obtained from the divestment of the assets of our subsidiary, QLT USA, Inc., namely the Atrigel® drug delivery system, Eligard® product line, and Aczone®, and the sale of our building and land at our Vancouver, British Columbia headquarters;

•	Visudyne® Radical Trial: 15% — based on the achievement of specified milestones related to progress and six-month interim clinical trial results;

•	Punctal Plug Development: 30% — based on the achievement of specified milestones related to clinical development and product research and development for our punctal plug drug delivery program;

•	Lemuteporfin (LFI/LTS) Development: 10% — based on the achievement of specified clinical development milestones for our photodynamic therapy acne programs using our drug, lemuteporfin; and

•	Business Efficiencies and Expense Management: 10% — based on our success in streamlining the operations of our business in Vancouver to be in line with a smaller organization including: reducing business systems burden; streamlining processes and procedures leading to cost efficiencies and becoming a more entrepreneurial culture; and generating target savings from budget including savings derived from reduction in administrative functions.
To reflect the relative value of each achievement to the resulting value for QLT and our shareholders, within each goal, the Executive Compensation Committee set out criteria that must be reached for the goal to be met or exceeded (stretch goals). Except as discussed below with respect to a change to our Asset Divestiture goals, the Executive Compensation Committee did not modify any performance targets during 2008 to reflect changes in financial budgets or goals upon which the target objectives were dependent.
After each fiscal year, our President and Chief Executive Officer presents a recommendation to the Executive Compensation Committee for performance bonus payments based on the results achieved as compared to targets established for that fiscal year. The Executive Compensation Committee has the discretion to award the amount corresponding to that level of achievement, or to modify the award payable if it believes a modification would be in the best interests of QLT and its shareholders.
In early 2009, the Executive Compensation Committee considered at length the performance of QLT relative to the corporate objectives set in early 2008. Based on the achievement of QLT against those specific goals, the Executive Compensation Committee determined that QLT achieved 75% of its 2008 corporate goals. The following chart illustrates the level of achievement of the 2008 corporate goals:

Goal	Target %	Actual %
Asset Divestitures	35%	43.75	%(1)
Punctal Plug Development	30%	9%
Visudyne Radical Trial	15%	15%
Lemuteporfin (LFI/LTS) Development	10%	0%
Business Efficiencies and Expense Management	10%	7.25%
Total	100%	75%

(1)	43.75% represents that the Asset Divestiture goal was achieved at a level equal to 125% of the 35% Target
In evaluating our performance to the goals established for 2008, and determining the extent to which those goals were successfully achieved, the Executive Compensation Committee recognized the following factors, among others:
•	Asset Divestitures: The target level of gross proceeds for asset sales was developed in early 2008 by the Executive Compensation Committee in consultation with QLT’s external financial advisors and included predetermined “stretch” goals. Through 2008, QLT successfully divested or out-licensed assets for gross proceeds of approximately $235 million. That comprised:
(a)	the sale in July 2008 of QLT USA’s Aczone product, a topical treatment for acne vulgaris, to Allergan Sales, LLC, a wholly-owned subsidiary of Allergan, Inc. for a one-time cash payment of $150 million;

(b)	the sale in September 2008 of the land and building at QLT’s corporate headquarters and the adjacent undeveloped parcel of land in Vancouver, British Columbia to Discovery Parks Holdings Ltd. for CAD$65.5 million (including CAD $12 million of vendor financing to be paid to QLT in September 2010); and

(c)	the consummation of an exclusive license agreement in August 2008 with Reckitt Benckiser Pharmaceuticals Inc. for QLT USA’s Atrigel sustained-release drug delivery technology (except for certain rights being retained by QLT USA and its prior licensees) for an aggregate upfront payment of $25 million and potential milestone payments of up to $5 million based on the development milestones.
Of the material assets originally targeted for divestment in 2008, Eligard was the only asset that was not divested.

In evaluating the extent to which the Asset Divestiture goal was met, the Executive Compensation Committee recognized that it was the intention that Management be rewarded for significant contributions realized from the sale of the listed assets. However, upon taking into consideration, (i) the significant efforts of Management to effect a sale of the Eligard asset, (ii) the prevailing worldwide economic conditions towards the end of 2008, and (iii) the fact that Management would not sell the Eligard asset on terms that Management and the Board did not believe were in the best interests of our shareholders, the Executive Compensation Committee recommended that the gross proceed target for a sale of Eligard be excluded when measuring actual performance against the Asset Divestiture target.

As a result, in determining cash incentive compensation for 2008, our executive officers’ performance was measured against the gross proceeds targets originally established by the Executive Compensation Committee, in consultation with QLT’s external financial advisors, for Aczone, Atrigel and the Vancouver building and lands only. QLT exceeded, by 25%, our aggregate target gross proceeds for the divestiture of those three assets, and therefore it was determined that management achieved 43.75% out of target of 35% (125% achievement of target) for the 2008 Asset Divestiture goal.

•	Punctal Plug Development: QLT met its goals for the Phase II trial being conducted to evaluate the safety and efficacy of its Latanoprost Punctal Plug Delivery System for the treatment of certain ocular conditions. However, certain other development goals were not met for the punctal plug program in 2008. As a result, QLT achieved 9% out of a possible 30% on its goals for this program.

•	Visudyne Radical Trial: QLT’s Visudyne Radical trial was successfully initiated and met all goal targets for 2008, including with respect to the six-month results from an interim analysis of the Phase II RADICAL study, resulting in a full goal achievement at 15% (out of a maximum possible 15%).

•	Lemuteporfin Development: While the lemuteporfin interim clinical trial was completed as planned in 2008, QLT did not achieve its goals for the interim clinical trial results from our lemuteporfin study in patients with severe acne and decided to re-evaluate continuation of its current clinical development plans for that indication. As a result, QLT received 0% out of a possible 10% for this goal.

•	Business Efficiencies and Expense Management: In measuring QLT’s achievement against this goal, the Executive Compensation Committee considered, among other criteria, the completion of a significant restructuring effort in early 2008 and the resulting accomplishments of management to streamline and reorganize QLT’s remaining staff, processes and procedures resulting in cost and operating efficiencies. In addition, the Executive Compensation Committee considered the efforts undertaken by the executive officers in connection with the redemption in September 2008 of the $172.5 million outstanding principal amount of QLT’s 3% Convertible Senior Notes and the value returned to shareholders through our $50 million ‘Dutch Auction’ share repurchase which was initiated in late 2008 and completed in early 2009. However, not all target goal criteria were met during 2008 and, as a result, QLT was determined to achieve 7.25% out of a possible 10% with respect to this goal.

     2009 Corporate Goals
For 2009, the Board has approved the following recommendation of the Executive Compensation Committee for corporate goals:

Goal	Target %
Punctal Plug Development — achieve specified milestones related to clinical development and product research and development for the punctal plug drug delivery program	50%

Visudyne — achieve specified milestones related to revenue; achieve specified milestones related to progress and successful results of our clinical trial	15%

Eligard — achieve specified milestones related to revenue; achieve specified milestones related to supply management	15%

Synthetic Retinoid — achieve specified milestones related to clinical development; achieve progress related to product research and development	5%

Shareholder Value — improve shareholder value by achieving target adjusted EBITDA, pursuing strategic alliances for key assets, streamlining business processes, and becoming a more entrepreneurial culture	15%

Total	100%
     Analysis of Named Executive Officers Compensation and Goals
     President and Chief Executive Officer. As previously discussed, Mr. Butchofsky’s base salary was voluntarily cut by 10% in 2007 in an effort to enhance employee morale. Prior to the voluntary reduction of Mr. Butchofsky’s base salary, the Executive Compensation Committee had considered his experience and responsibilities and placed his compensation at that time at approximately the 50th percentile of Chief Executive Officer compensation for similarly sized companies in our comparator group according to the Radford CEO compensation survey. Mr. Butchofsky’s base salary remained constant (in Canadian dollars) at that reduced level in 2008.
Our President and Chief Executive Officer has no individual goals and our corporate goals determine our President and Chief Executive Officer’s bonus. Mr. Butchofsky’s target cash incentive compensation is set at 50% of his base salary. As noted above, the Executive Compensation Committee determined that QLT achieved 75% of its corporate goals for 2008, resulting in a 2008 annual cash incentive compensation payment to Mr. Butchofsky of $172,866.
In addition, for fiscal 2008 only, Mr. Butchofsky was eligible to receive a one-time additional cash bonus targeted at 35% of his base salary based solely on the achievement of the 2008 Asset Divestiture goal described above. That one-time additional cash bonus was established in early 2008 when Mr. Butchofsky recommended that, despite the achievement of certain corporate goals in 2007, he receive no bonus for 2007 as a result of our disappointing stock price performance. The result was that Mr. Butchofsky voluntarily waived payment of his bonus compensation that he would otherwise have been entitled to receive in respect of 2007. The Executive Compensation Committee accepted this recommendation in early 2008 but, in an effort to provide additional incentives for 2008 that were aligned with the corporate objectives, determined that Mr. Butchofsky would have the opportunity to “earn back” the 2007 bonus through eligibility for an additional cash bonus with a target of 35% of his base salary, based solely on the achievement of the 2008 Asset Divestitures goal described above. As discussed above, the Executive Compensation Committee and the Board determined that Asset Divestiture goal was achieved at 125%. As a result, in 2008, Mr. Butchofsky received a special one-time additional bonus for 2008 equal to $201,677.
     Chief Financial Officer. In early 2008, the following individual goals were established for Mr. Nelson: (i) maintain Sarbanes-Oxley compliance for QLT and its subsidiaries; (ii) continue to streamline SAP, budgeting and other processes in our finance and accounting departments following the completion of QLT’s restructuring activities in early 2008 to create additional business efficiencies; (iii) provide strategic and financial input on QLT and its subsidiaries ongoing divestiture activities and lead the divestment of QLT’s buildings and lands in Vancouver; and (iv) manage repayment of QLT’s then outstanding convertible debt. Mr. Nelson was determined to have met, partially met or exceeded each of these goals, to achieve, overall by percentage, 134.8% of his individual goals for 2008. Based upon the achievement of the corporate goals and his individual goals, and the relative weighting between them (75% dependant upon corporate goal achievement; 25% dependant upon individual goal achievement), Mr. Nelson was awarded a cash incentive compensation amount for 2008 equal to $129,587, which represented in the aggregate 40.5% of his base salary for 2008.
     Senior Vice President, Human Resources and Organizational Development. In early 2008, the following individual goals were established for Ms. Lupini: (i) implement and manage a significant reduction in headcount, including managing the re-assignment of the remaining employees as needed to ensure that the needs of our business were met; (ii) advise on and implement measures to ensure key employee retention following the completion of our significant restructuring activities; and (iii) assist in the divestiture of QLT’s buildings and lands in Vancouver and manage the consolidation in office space following that sale and lease-back of a portion of that space. Ms. Lupini was assessed as having met or exceeded all of those goals, to achieve, overall by percentage, 135.7% of her individual goals for 2008. Based upon the achievement of the corporate goals and her individual goals, and the relative weighting between them (75% dependant upon corporate goal achievement; 25% dependant upon individual goal achievement), Ms. Lupini was awarded a cash incentive compensation amount for 2008 equal to $108,917, which represented in the aggregate 40.6% of her base salary for 2008.
     Senior Vice President, Business Development and Commercial Operations. In early 2008, the following individual goals were established for Mr. Lussow: To work with QLT’s external financial advisors, manage or assist in the divestment of certain of QLT and its subsidiaries’ products and technologies, including Aczone, Atrigel and Eligard. In addition, following his promotion from Vice President, Business Development to Senior Vice President, Business Development and Commercial Operations in May 2008, a further goal was added for Mr. Lussow to achieve certain commercial supply chain objectives. For the reasons discussed above, the Executive Compensation Committee determined that the goal relating to the divestment of Eligard should be excluded when measuring Mr. Lussow’s performance relative to his goals. As a result, Mr. Lussow was determined to achieve, overall by percentage, 142% of his individual goals for 2008. Based upon the achievement of the corporate goals and his individual goals, and the relative weighting between them (75% dependant upon corporate goal achievement; 25% dependant upon individual goal achievement), Mr. Lussow was awarded a cash incentive compensation amount for 2008 equal to $117,994, which represented in the aggregate 39.3% of his base salary for 2008.
     Equity Grants Policy. Equity compensation represents a significant portion of executive total compensation at QLT. The amount and type of equity awards are intended to align our executives’ interests with shareholder interests, increasing executive compensation derived from sustained increases in the value of our common stock. In setting the equity compensation levels of our executive officers, the Executive Compensation Committee considers the recent prior grants of stock options to the executive officer, the level of responsibility that the executive officer has in QLT, the performance of the executive officer in the year, the ability of stock options to retain executive officers and any pre-existing contractual obligations that we may have to that executive officer with respect to minimum annual stock option grants.

Our Board has adopted a policy for granting equity awards. Pursuant to that policy, and as was our practice in the past, only our Board or the Executive Compensation Committee are authorized to grant equity awards and, except in the case of awards for new hires, equity awards will be decided once a year at a regularly scheduled meeting. The exercise price of stock options granted in accordance with the equity grant policy in and prior to 2008 must have an exercise price not lower than the closing price of our common stock on the grant date (if the grant is made after the close of the market on that day), or the closing price on the day immediately prior to the grant date (if the grant is made prior to or during trading hours). The proposed Amended and Restated 2000 Stock Option Plan will provide that the fair market value generally will be the closing sales price for a common share for the given date (e.g., the date of grant). The terms of any awards will be communicated as soon as administratively practicable after the approval of the grants.
All options issued to our executive officers during 2006, 2007 and 2008 are exercisable for a term of five years and vest in 36 equal monthly instalments. In addition, in the event an executive officer’s employment is terminated without cause (other than due to a change of control), 50% of the options then unvested will automatically vest. Whether or not the executive officer’s employment with us continues, 100% of the then unvested options will vest upon the occurrence of a change of control of QLT. The terms provide our executives with certain financial security that enhances our ability to attract and retain key employees. Although no longer the predominant practice in the industry, monthly vesting, in our view, continues to provide a balance between ongoing incentives and longer term retention.
In early 2006, QLT underwent the first of two progressive restructuring and refocusing initiatives. The Executive Compensation Committee wanted to ensure retention of executive officers during this challenging period, and so commissioned a detailed analysis of our compensation structure and its relative competitive position within the industry as well as market practices with respect to the design and level of retention awards. As a result of that study, and in consultation with Towers Perrin, the Board, on the recommendation of the Executive Compensation Committee, authorized an enhanced stock option grant to executive officers. The Executive Compensation Committee and the Board considered the number and value of stock options previously granted to the executive officers and determined that a grant of stock options equivalent in size to that which the executive officers might receive as “signing options” was appropriate for 2006 and 2007 to provide a long-term retention incentive.
Our second significant restructuring and refocusing initiative was completed in 2008. That included a significant reduction in the number of executive officers and senior managers in our organization and caused each remaining executive officer to assume broader duties and responsibilities within the organization. As a result, the Executive Compensation Committee determined that it was important to ensure that our four remaining executive officers be retained and incented to fulfill the goals set for QLT and to assume increased organizational responsibilities resulting from those restructuring efforts. To further align incentives with the interests of our shareholders, in May 2008, the Executive Compensation Committee authorized an enhanced stock option grant to our President and Chief Executive Officer and our remaining three executive officers.
QLT currently maintains two equity compensation plans, as discussed under “Securities Authorized for Issuance Under Equity Compensation Plans” on page 48 of this Proxy Statement, which provide for the issuance of stock options to executive officers, among others. Option grants are meant to directly link executive compensation to value creation for shareholders, and the amount (if any) each executive ultimately realizes from the options depends solely on the increase in value of our shares from the date of grant through the date of exercise.

Pursuant to the terms of each of our plans, the exercise price of options granted will be determined by the Executive Compensation Committee, but will in no event be less than the fair market value of our common shares immediately preceding the grant. As such, the exercise price for options granted under all of our plans is the closing price on the TSX (for options issued under the 2000 Plan) or NASDAQ (for options previously issued to employees of QLT USA under the 2000 Atrix Performance Stock Option Plan) immediately preceding the grant. All current option grants have a five-year term and vest in monthly instalments over 36 months, subject to such altered vesting schedules as the Executive Compensation Committee or our Board may determine. For senior managers, executive officers and directors, 50% of any unvested options vest on the termination of employment without cause, and 100% of unvested options vest on the occurrence of a change of control.
     Health and Life Benefits. Our executive officers receive medical, dental, life insurance and other benefits generally made available to all of our employees. In addition, commencing in 2008, our Executive Compensation Committee approved implementing a screening and disease prevention program for our executive officers and certain senior managers. Under that program, our executive officers are eligible to obtain a full medical and disease prevention evaluation each year paid for by QLT and subject to certain fee caps agreed upon by QLT with the external benefit provider.
     Tax Deductibility. Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of compensation in excess of US$ 1 million in cash compensation paid to the named executive officers unless certain specific criteria are satisfied. As all our executive officers are resident in Canada and, in any event, received less than US$1 million in cash compensation in fiscal 2008, we do not expect the 162(m) limits to have any impact on our ability to deduct compensation paid to our named executive officers.
Compensation of Executive Officers
As of December 31, 2008, QLT had four executive officers. The following table summarizes total compensation for the 2008, 2007 and 2006 fiscal years earned by our principal executive officer, our principal financial officer and our other two executive officers who were serving as executive officers at the end of 2008. The table also summarizes total compensation for those three years earned by one of our former executive officers, Mr. Curaudeau, who would have been one of the five most highly compensated executive officers but for the fact that he was no longer employed by QLT at the end of fiscal 2008. The executive officers named in the Summary Compensation Table are referred to elsewhere in this Proxy Statement as the “named executive officers.”

Summary Compensation Table
						Non-Equity
					Option	Incentive Plan	All Other
Name and Principal		Salary(1)	Bonus		Award(2)	Compensation	Compensation		Total
Position	Year	(US$)	(US$)		(US$)	(US$)	(US$)		(US$)
Robert L. Butchofsky	2008	$460,976	—		$656,490	$374,543 (7)	$12,697	(8)	$1,504,706
President and Chief Executive	2007	$457,798	—		$529,992	— (7)	$8,385		$996,175
Officer	2006	$481,481	—		$467,723	$192,593	$7,275		$1,149,072

Cameron R. Nelson	2008	$320,122	—		$246,685	$129,587	$12,753	(9)	$709,147
Vice President, Finance and	2007	$317,915	—		$203,621	$98,355	$8,385		$628,276
Chief Financial Officer	2006	$300,926	—		$152,277	$113,750	$7,790		$574,743

Linda M. Lupini	2008	$268,385	—		$190,900	$108,917	$8,912		$577,114
Senior Vice President, Human	2007	$266,534	—		$167,934	$83,958	$26,454		$544,880
Resources and Organizational Development	2006	$252,291	—		$174,281	$85,779	$7,275		$519,626

Alexander R. Lussow	2008	$297,378	—		$137,067	$117,994	$11,480	(10)	$563,919
Senior Vice President, Business	2007	$289,827	$13,974	(5)	$83,279	$81,151	$12,421		$480,652
Development and Commercial Operations	2006	$103,064 (4)	$39,683	(5)	$25,783	$35,190	$1,816		$205,536

Alain H. Curaudeau(3)	2008	$59,536	—		$290,428	—	$500,785	(11)	$850,749
Former Senior Vice President,	2007	$354,755	—		$177,308	$107,757	$8,385		$648,205
Portfolio and Project Management	2006	$335,797	$26,455	(6)	$172,490	$114,171	$7,275		$656,188

*	Note: where amounts shown were paid or priced in Canadian dollars, amounts for 2008 set out in the Summary Compensation Table represent the U.S. dollar equivalent to those amounts converted using an average of 2008 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0660. Amounts for 2007 were converted using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734. Amounts for 2006 were converted using an average of 2006 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.1340.

(1)	Annual salaries were paid in Canadian dollars but are stated here in U.S. dollars for reporting purposes only. Annual base salaries for each named executive officer other than Robert L. Butchofsky and Alexander R. Lussow were constant in Canadian dollars from 2006 through 2008. The higher figures reflected above for 2007 and 2008 annual salaries for Mr. Nelson, Ms. Lupini, and Mr. Curaudeau (in respect of 2007 and the partial year 2008), are solely due to the change in the Canadian to U.S. dollar exchange rates during each year. Mr. Lussow received base salary increases of 22% and 3%, for 2007 (effective January 1, 2007) and 2008 (effective May 14, 2008), respectively. Mr. Butchofsky’s annual base salary for 2007 and 2008 reflects his voluntary 10% base salary pay cut in 2006. See the Compensation Discussion and Analysis section above for a discussion of those base salary changes.

(2)	Option award valuation assumptions under SFAS 123R are disclosed within the Company’s Annual Report on Form 10-K under Note 14 to the Consolidated Financial Statements for fiscal 2008. Figures indicated in the table exclude forfeiture considerations.

(3)	Mr. Curaudeau’s last day of employment with QLT was February 29, 2008.

(4)	Mr. Lussow joined QLT as Vice President, Business Development in July 2006. This figure represents the pro-rated annual salary for Mr. Lussow in 2006. Mr. Lussow was promoted to Senior Vice President, Business Development and Commercial Operations in May 2008.

(5)	Under the terms of Mr. Lussow’s employment agreement, Mr. Lussow received a home relocation bonus for relocating to Vancouver, the terms of which provided for specified payments (paid in 2006 and in 2007) upon the occurrence of certain events.

(6)	Mr. Curaudeau received a one-time bonus of $26,455 (CAD$30,000) to compensate him for the additional duties and responsibilities assumed during 2006 pending our then intended recruitment of a chief medical officer.

(7)	For 2008, amount consists of Annual Cash Incentive compensation amount of $172,866 and a one-time 2008 bonus, in lieu of any 2007 bonus and based exclusively on the Asset Divestiture goal, of $201,677. See the Analysis of Named Executive Officers Compensation and Goals for discussion on that one-time 2008 bonus. For 2007, despite QLT achieving 65% of its corporate goals for 2007, Mr. Butchofsky recommended that he receive no bonus for 2007, which otherwise would have provided for a payment of $148,784. See Analysis of Named Executive Officers Compensation and Goals.

(8)	The amount consists of $8,912 contribution matching under QLT’s registered retirement savings matching program and a $3,785 reimbursement for personal healthcare services.

(9)	The amount consists of $8,912 contribution matching under QLT’s registered retirement savings matching program and a $3,841 reimbursement for personal healthcare services.

(10)	The amount consists of $9,381 contribution matching under QLT’s registered retirement savings matching program and a $2,099 reimbursement, including tax gross-up, for personal healthcare services.

(11)	The amount consists of a termination payment of $452,037, an accrued vacation payout of $30,455, and contribution matching under QLT’s registered retirement savings matching program of $18,293.

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2008
The following table provides certain information concerning each grant of an award made to a named executive officer in fiscal 2008.

						All Other
						Option
						Awards:	Exercise		Grant Date
						Number of	or Base		Fair Value
			Estimated Future Payouts Under Non-			Securities	Price of	Closing	of Stock
			Equity Incentive Plan Awards			Underlying	Option	Price on	and Option
	Grant	Approval	Threshold	Target	Maximum	Options	Awards	Grant Date	Awards
Name	Date	Date	($)	($) (1)	($) (1)	(#)	(US$/Sh) (2)	(US$/Sh) (2)	(US$/) (3)
Robert L. Butchofsky	05/17/08	05/13/08	—	$391,829 (5)	$783,659 (5)	450,000	$3.50	$3.50	$563,471
Cameron R. Nelson	05/17/08	05/13/08	—	$144,055	$288,110	150,000	$3.50	$3.50	$187,824
Linda M. Lupini	05/17/08	05/13/08	—	$120,773	$241,546	150,000	$3.50	$3.50	$187,824
Alexander R. Lussow	05/17/08	05/13/08	—	$135,267	$270,534	150,000	$3.50	$3.50	$187,824
Alain H. Curaudeau(4)	—	—	—	—	—	—	—	—	—

(1)	Amounts represent the Target and Maximum for the company’s cash incentive compensation program for 2008. See the Compensation Discussion and Analysis — Analysis of Named Executive Officers Compensation and Goals section above for a discussion of non-equity incentive plan payouts.

(2)	Under the terms of our stock option plan and the applicable TSX requirements, options are to be priced at the closing price immediately prior to the time of grant. The proposal for stock options to be granted was approved by the Board of Directors at its regularly scheduled meeting held on May 13 and 14, 2008, however, due to pending material Company news, the formal grant and pricing of these stock options was deferred until May 17, 2008 and reflected the closing price immediately prior to the time of grant. As a result, in accordance with our stock option plan and the TSX requirements, the exercise price of the options granted was determined by reference to the closing price of our shares on the TSX immediately preceding the grant, being the closing price of our shares on the TSX on May 16, 2008 which was CAD$3.73 (US$3.50 per share). Where indicated, options were granted/priced in Canadian dollars but have been converted to U.S. dollars for disclosure purposes using an average of 2008 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0660.

(3)	Option award valuation assumptions under SFAS 123R are disclosed within the Company’s Annual Report on Form 10-K under Note 14 to the Consolidated Financial Statements for fiscal 2008. Figures indicated in the table exclude forfeiture considerations.

(4)	Mr. Curaudeau’s last day of employment with QLT was February 29, 2008, and he did not receive any plan-based awards during 2008.

(5)	The amounts for Mr. Butchofsky consist of (i) a target of $230,488 and a maximum of $460,976 which relate to the regular 2008 cash incentive compensation program, and (ii) a target of $161,341 and a maximum of $322,683 which relate to a one-time additional cash bonus for Mr. Butchofsky for the 2008 Asset Divestiture goal described above under the Compensation Discussion and Analysis section.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Each of our named executive officers has a written employment agreement setting forth the material terms of their employment.
The employment agreements with our named executive officers are described in more detail below under the heading “Employment and Other Arrangements.” Under their employment agreements, those executive officers receive annual base salaries at amounts not less than the amounts specified in the Summary Compensation Table, which may be adjusted from time to time. Each of these employment agreements provides for the potential payment of performance bonuses, option awards and other benefits as described in the Summary Compensation Table and below. Potential severance payments in the event of the resignation or termination of each of the executive officers is also set out in employment or change of control agreements with each executive officer, and are described below under the heading “Post-Employment Compensation — Severance and Change of Control Arrangements.”

Outstanding Equity Awards at 2008 Fiscal Year-End Table
The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of the 2008 fiscal year.

	Option Awards					Stock Awards
								Equity
			Equity					Incentive
			Incentive					Plan	Equity Incentive
			Plan					Awards:	Plan awards:
			Awards:					Number of	Market or
	Number of	Number of	Number of			Number of	Market Value	Unearned	Payout Value of
	Securities	Securities	Securities			Shares or	of Shares	Shares,	Unearned
	Underlying	Underlying	Underlying			Units of	or Units	Units or	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		Stock That	of Stock	Other Rights	Other Rights
	Options	Options	Unearned	Exercise	Option	Have Not	That Have Not	That Have	That Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable(2)	Unexercisable	(#)	(US$)(1)	Date(2)	(#)	(US$)	(#)	(US$)
Robert L. Butchofsky	87,500	362,500	—	$3.50 ($3.73 CAD)	May 16, 2013	—	—	—	—
	131,944	118,056		$7.95 ($8.48 CAD)	May 16, 2012
	229,167	20,833		$7.89 ($8.41 CAD)	March 12, 2011
	250,000 (3)	—		$7.65 ($8.15CAD)	September 24, 2010
	20,000	—		$14.09 ($15.02CAD)	March 8, 2010
	15,000	—		$30.82 ($32.85 CAD)	March 9, 2009

Cameron R. Nelson	29,167	120,833	—	$3.50 ($3.73 CAD)	May 16, 2013	—	—	—	—
	47,500	42,500		$7.95 ($8.48 CAD)	May 16, 2012
	123,750	11,250		$7.89 ($8.41 CAD)	March 12, 2011
	15,000	—		$7.31 ($7.79 CAD)	November 7, 2010
	15,000	—		$14.09 ($15.02 CAD)	March 8, 2010
	8,400	—		$30.82 ($32.85 CAD)	March 9, 2009

Linda M. Lupini	29,167	120,833	—	$3.50 ($3.73 CAD)	May 16, 2013	—	—	—	—
	39,583	35,417		$7.95 ($8.48 CAD)	May 16, 2012
	73,333	6,667		$7.89 ($8.41 CAD)	March 12, 2011
	20,000	—		$7.31 ($7.79 CAD)	November 7, 2010
	20,000	—		$14.09 ($15.02 CAD)	March 8, 2010
	20,000	—		$30.82 ($32.85 CAD)	March 9, 2009

Alexander R. Lussow	29,167	120,833	—	$3.50 ($3.73 CAD)	May 16, 2013	—	—	—	—
	23,750	21,250		$7.95 ($8.48 CAD)	May 16, 2012
	56,389	13,611		$7.31 ($7.79 CAD)	July 16, 2011

Alain H. Curaudeau(4)	—	—	—	—	—	—	—	—	—

(1)	Unless otherwise indicated, all options were granted/priced in Canadian dollars. Exercise prices have been converted to U.S. dollars for disclosure purposes using an average of 2008 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0660.

(2)	Unless otherwise indicated, all options vest pro rata over 36 months from the date of grant.

(3)	75,000 of these options vested on March 25, 2006; all other options granted as part of this grant vested over 36 months from the grant date.

(4)	Mr. Curaudeau’s last day of employment with QLT was February 29, 2008. The last of Mr. Curaudeau’s stock options expired on May 29, 2008.

Option Exercises and Stock Vested Table
No stock options were exercised by our named executive officers in fiscal 2008. In addition, in 2008 and prior years QLT did not offer its executive officers a stock purchase program.
Pension Benefits Table
We do not have any pension plans for our named executive officers.
Nonqualified Deferred Compensation Table
We do not have any nonqualified deferred compensation plans for our named executive officers.
Employment and Other Arrangements
We have entered into the employment agreements summarized below with the named executive officers.
     Employment Agreement with Mr. Butchofsky. In 2005, Mr. Butchofsky entered into an employment agreement with QLT under which he was appointed Acting Chief Executive Officer. On February 27, 2006, he was promoted to President and Chief Executive Officer. Under the terms of Mr. Butchofsky’s employment agreement, Mr. Butchofsky is entitled to an annual base salary (subject to annual adjustments approved by the Board), cash incentive compensation under our cash incentive compensation plan, with an annual target bonus equal to 50% of his base salary, and other health related benefits and registered retirement savings plan employer matching contributions. The amounts paid to Mr. Butchofsky during 2008 are disclosed in the Summary Compensation Table. In addition as disclosed above, in lieu of any 2007 bonus amount, for 2008, Mr. Butchofsky was eligible to receive a special one-time cash bonus payment dependent on the gross proceeds received by QLT from asset divestitures in 2008.
In the event that QLT terminates Mr. Butchofsky’s employment without cause, Mr. Butchofsky is entitled to payment of salary and cash incentive compensation earned to the date of termination and (a) notice or pay in lieu of notice equal to (i) 18 months’ base salary, plus one month of additional base salary for each year of employment after September 2006, up to a maximum of 24 months, and (ii) cash incentive compensation for the applicable severance period at the target level, (b) an amount to compensate for the cost of lost health-related benefits, and (c) payment for out placement counselling services to assist the executive officer in seeking alternative employment.
     Employment Agreements with Ms. Lupini and Messrs. Nelson and Lussow. Ms. Lupini and Messrs. Nelson and Lussow each entered into employment agreements with QLT which are similar in form in all material respects. Under those employment agreements, during their employment, each executive officer is entitled to base salary, cash incentive compensation under our cash incentive compensation plan, participation in our stock option plan, and other health related benefits and registered retirement savings plan employer matching contributions. Except as stated below, in the event that QLT terminates the employment of the executive officer without cause, the employment agreements provide that each executive officer is entitled to six months’ notice (twelve months’ notice in the case of Mr. Lussow) plus one additional month of base salary for each year of service (to a maximum of 24 months in total), (b) payment of salary and bonus earned to the date of termination as if all corporate and individual goals for that year have been achieved but not exceeded, (c) an amount to compensate the executive officer for lost benefits during the notice period, and (d) payment for out placement counselling services to assist the executive officer in seeking alternative employment.

     Mr. Nelson’s Employment Agreement dated November 8, 2005, confirmed his position as Vice President, Finance and Chief Financial Officer. Under the terms of Mr. Nelson’s employment agreement, Mr. Nelson is entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table, and the other compensation and benefits described above.
     Ms. Lupini’s Employment Agreement dated January 1, 2006, confirmed her position as Senior Vice President, Human Resources and Organizational Development. Under the terms of her employment agreement, Ms. Lupini is entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table, and the other compensation and benefits described above.
     Mr. Lussow’s Employment Agreement dated June 30, 2006, appointed him as Vice President, Business Development. Mr. Lussow was promoted to Senior Vice President, Business Development and Commercial Operations in May 2008. Under the terms of his employment agreement, as amended on April 26, 2007 and May 21, 2008, Mr. Lussow is entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table, and the other compensation and benefits described above.
     Employment and Separation Agreement with Mr. Curaudeau. Mr. Curaudeau entered into an employment agreement dated May 19, 2000 and was appointed as Senior Vice President, Portfolio and Project Management. Mr. Curaudeau’s last day of employment with QLT was February 29, 2008. Pursuant to a letter agreement between Mr. Curaudeau and QLT relating to his departure, Mr. Curaudeau received his regular base salary through the last day of employment, and on that date QLT paid him a lump sum equivalent to 13 months’ salary. In addition, on February 29, 2008, QLT paid Mr. Curaudeau $108,505 for his 2007 bonus and $26,352 in lieu of the cash incentive compensation that he would have earned for the first two months of 2008. Mr. Curaudeau continued to receive health-related benefits until March 30, 2008, and on February 29, 2008 QLT paid him $38,699 in lieu of employee benefit coverage to compensate him for the balance of his severance period. On February 29, 2008, he also received $30,455 for his remaining accumulated but unpaid vacation to which he was entitled through that date. QLT paid him an additional $18,293 on February 29, 2008 to compensate him for his retirement plan matching payments that he was otherwise eligible to receive from January 1, 2007 to February 29, 2008, and his departure was considered “termination without cause” for the purpose of the vesting provisions in the stock option agreements previously entered into between him and QLT. All of the severance payments to Mr. Curaudeau under the above-noted letter agreement were paid in accordance with the terms of his employment agreement.
Post-Employment Compensation — Severance and Change of Control Arrangements
     Severance Arrangements. We entered into employment agreements with our named executive officers that entitle the named executive officers to receive certain severance benefits as described in the “Employment and Other Arrangements” section above. As a condition to each executive’s entitlement to receive the severance benefits, each executive is required to execute a waiver of claims against QLT and will be bound by the terms of a non-competition and non-solicitation agreement, which prohibits the executive from participating in a competitive business or soliciting our customers or employees for a period of one year (or in the case of Messrs. Butchofsky and Curaudeau, two years) following the termination of his or her employment. Stock options that have been awarded to a named executive officer, but that have not vested upon termination, are to be dealt pursuant to the terms of the stock option agreements entered into between QLT and its executive officers, which provide:
In the event of retirement, unless otherwise determined by the Executive Compensation Committee, (1) if the executive officer has worked with the Company for at least 20 years, or (2) is at least 60 years of age and has worked continuously on behalf of the Company for at least five years, then all of his or her previously unvested stock options will vest, and all stock options will remain exercisable until the expiration date of the stock options. In the event of retirement where neither (1) or (2) above is applicable, and the retiree has received the consent of the Committee, then the retiree’s stock options will immediately vest and will terminate upon the earlier of, (a) 90 days following the retirement date, or (b) the expiration date of the stock option.
In the event of death or termination due to disability, all previously unvested stock options of the named executive officer will vest, and all stock options will remain exercisable until the earlier of, (a) twelve months following the date of death, or termination due to disability, of the named executive officer, or (b) the expiration date of the stock option.
In the event of a termination of the named executive officer’s employment other than for cause, one-half of the previously unvested stock options of the executive officer will vest. All vested stock options will remain exercisable until the earlier of, (a) 90 days following his or her termination of employment, or (b) the expiration date of the stock option.
     Change of Control Agreements. Separate change of control agreements have been entered into with our executive officers, including the President and Chief Executive Officer. The change of control agreements provide that, in the event of termination by QLT of that executive officer’s employment without cause or by the executive officer after a triggering event (as the terms “cause” and “triggering event” are defined in the agreements) within a period of 24 months following a change of control in QLT, each executive officer will receive a severance payment equal to 18 months’ (or in the case of Mr. Butchofsky, 24 months’) base salary, an annual cash incentive compensation entitlement (calculated at the target cash incentive compensation entitlement that would otherwise have been paid during the severance period), the maximum RRSP contribution to which the executive officer would otherwise be entitled during the severance period, amounts in lieu of certain other health and retirement benefits for the severance period, relocation expenses and out-placement counselling. Under the stock option agreements entered into between QLT and its executive officers, 100% of the then unvested options granted to the executive officers will vest upon the occurrence of a change in control.
A change of control includes an event in which any person acquires 35% or more of the voting securities of QLT, the sale of all or substantially all of the assets of QLT (other than to an affiliate of QLT or to an entity in which our shareholders held 65% of the voting securities prior to the sale), a merger or other reorganization involving QLT in which the original shareholders of QLT own less than 65% of the resulting merged entity, or a change in the majority of the Directors on the Board in any consecutive 24 month period or less such that a majority of the Board members ceases to comprise individuals who either have been (a) Board members continuously since the beginning of such period, or (b) appointed or nominated for election as Board members during such period by at least a majority of the Board members described in subsection (a) above who were still in office at the time the Board approved such appointment or nomination.
     Potential Payments upon Termination or Change in Control. The amount of compensation payable to our named executive officers in the event of a termination of employment or a change in control is set forth in the tables below. The amounts in the tables below were calculated assuming the termination of the executive officer’s employment occurred as of December 31, 2008.

Robert L. Butchofsky
					Termination
					due to
					Permanent
					Disability
				Termination	Causing		Termination
Benefits and			Termination	other than for	Inability to		upon a Change in
Payments upon	Resignation	Retirement	for Cause	Cause	Act	Death	Control of QLT
Termination	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Compensation:
Base Salary	—	—	—	$768,293	$768,293	—	$921,951
Cash Bonus
2008 Performance Period	—	—	—	$230,488 (1)	$230,488 (1)	$230,488 (1)	$230,488 (1)
Subsequent Performance Periods	—	—	—	—	—	—	$460,976
Stock Options
Unvested and Accelerated	—	$777,959	—	$388,980	$777,959	$777,959	$777,959
Benefits and Perquisites:
RRSP Contributions	$9,381 (2)	—	—	$9,381	$9,381	$9,381	$29,550
Benefits Compensation	—	—	—	$76,829 (3)	$76,829 (3)	$46,098	$92,195
Out Placement Counseling	—	—	—	$4,690	$4,690 (4)	—	$4,690
Moving Expenses	—	—	—	—	—	—	Est.$75,000 (5)

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2008 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2008 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0660.

(1)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(2)	Assumes that the executive provides proof of a matching contribution for 2008.

(3)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(4)	The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

(5)	The amount shown for moving expenses is an estimate only of moving expenses and may be increased in the event the Company was required to reimburse the executive for the costs of the sale of the executive officer’s home in Vancouver. The actual expenses may vary depending on the relocation involved, if the executive officer does in fact relocate. If the executive officer does not relocate to find alternate employment, no amounts would be paid or reimbursed to the executive officer as moving expenses.

Cameron R. Nelson

					Termination
					due to
					Permanent		Termination
					Disability		upon a
				Termination other	Causing		Change in
Benefits and			Termination	than for	Inability to		Control of
Payments upon	Resignation	Retirement	for Cause	Cause	Act	Death	QLT
Termination	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Compensation:
Base Salary	—	—	—	$373,476	$373,476	—	$480,183
Cash Bonus
2008 Performance Period	—	—	—	$144,055 (1)	$144,055 (1)	$144,055 (1)	$144,055 (1)
Subsequent Performance Periods	—	—	—	—	—	—	$216,082
Stock Options
Unvested and Accelerated	—	$278,524	—	$139,262	$278,524	$278,524	$278,524
Benefits and Perquisites:
RRSP Contributions	$9,381 (2)	—	—	$9,381	$9,381	$9,381	$24,390
Benefits Compensation	—	—	—	$37,348 (3)	$37,348 (3)	$32,012	$48,018
Out Placement Counseling	—	—	—	$4,690	$4,690 (4)	—	$4,690
Moving Expenses	—	—	—	—	—	—	Est.$75,000 (5)

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2008 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2008 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0660.

(1)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(2)	Assumes that the executive provides proof of a matching contribution for 2008.

(3)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(4)	The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

(5)	The amount shown for moving expenses is an estimate only of moving expenses and may be increased in the event the Company was required to reimburse the executive for the costs of the sale of the executive officer’s home in Vancouver. The actual expenses may vary depending on the relocation involved, if the executive officer does in fact relocate. If the executive officer does not relocate to find alternate employment, no amounts would be paid or reimbursed to the executive officer as moving expenses.

Linda M. Lupini

					Termination
					due to
					Permanent		Termination
					Disability		upon a
				Termination	Causing		Change in
Benefits and			Termination	other than for	Inability to		Control of
Payments upon	Resignation	Retirement	for Cause	Cause	Act	Death	QLT
Termination	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Compensation:
Base Salary	—	—	—	$380,212	$380,212	—	$402,577
Cash Bonus
2008 Performance Period	—	—	—	$120,773 (1)	$120,773 (1)	$120,773 (1)	$120,773 (1)
Subsequent Performance Periods	—	—	—	—	—	—	$181,160
Stock Options
Unvested and Accelerated	—	$248,673	—	$124,336	$248,673	$248,673	$248,673
Benefits and Perquisites:
RRSP Contributions	$9,381 (2)	—	—	$9,381	$9,381	$9,381	$24,390
Benefits Compensation	—	—	—	$38,021 (3)	$38,021 (3)	$26,838	$40,258
Out Placement Counseling	—	—	—	$4,690	$4,690 (4)	—	$4,690
Moving Expenses	—	—	—	—	—	—	—

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2008 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2008 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0660.

(1)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(2)	Assumes that the executive provides proof of a matching contribution for 2008.

(3)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(4)	The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

Alexander R. Lussow

					Termination
					due to
					Permanent		Termination
					Disability		upon a
				Termination	Causing		Change in
Benefits and			Termination	other than for	Inability to		Control of
Payments upon	Resignation	Retirement	for Cause	Cause	Act	Death	QLT
Termination	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Compensation:
Base Salary	—	—	—	$350,693	$350,693	—	$450,891
Cash Bonus
2008 Performance Period	—	—	—	$135,267 (1)	$135,267 (1)	$135,267 (1)	$135,267 (1)
Subsequent Performance Periods	—	—	—	—	—	—	$202,901
Stock Options
Unvested and Accelerated	—	$230,725	—	$115,363	$230,725	$230,725	$230,725
Benefits and Perquisites:
RRSP Contributions	$9,381 (2)	—	—	$9,381	$9,381	$9,381	$24,390
Benefits Compensation	—	—	—	$35,069 (3)	$35,069 (3)	$30,059	$45,089
Out Placement Counseling	—	—	—	$4,690	$4,690 (4)	—	$4,690
Moving Expenses	—	—	—	—	—	—	Est.$75,000 (5)

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2008 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2008 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0660.

(1)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(2)	Assumes that the executive provides proof of a matching contribution for 2008.

(3)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(4)	The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

(5)	The amount shown for moving expenses is an estimate only of moving expenses and may be increased in the event the Company was required to reimburse the executive for the costs of the sale of the executive officer’s home in Vancouver. The actual expenses may vary depending on the relocation involved, if the executive officer does in fact relocate. If the executive officer does not relocate to find alternate employment, no amounts would be paid or reimbursed to the executive officer as moving expenses.

Alain H. Curaudeau
Mr. Curaudeau’s last day of employment with QLT was February 29, 2008. The table below sets forth the actual payments made to Mr. Curaudeau in connection with his departure, as discussed in more detail above under “Employment and Other Arrangements.”
Actual Termination
Benefits and Payments	Payments
upon Termination	(US$)(1)
Compensation:
Base Salary	$386,986
Cash Bonus
2007 Performance Period	$108,505
Subsequent Performance Periods	$26,352
Benefits and Perquisites:
RRSP Contributions	$18,293
Benefits Compensation	$38,699
Out Placement Counseling	—
Moving Expenses	—
Vacation	$30,455

(1)	The severance payments were paid to Mr. Curaudeau in Canadian dollars. The amounts set out in the above table represent the U.S. dollar equivalent of those payments converted using an average of 2008 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0660. Slight differences in the above amounts exist from those amounts published in our proxy statement last year because of the difference in the US dollar to Canadian dollar exchange rates used for reporting purposes.
Review, Approval or Ratification of Transactions with Related Persons
Each Director and nominee for election as Director delivers to the company annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the Director or nominee, or their family members, and the Company participates, and in which the Director or nominee, or such family member, has a material interest. Our Board is requested to review all such transactions reported to it by a Director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise. After review, the disinterested Directors would approve, ratify or disapprove such transactions. Management would also update the Board as to any material changes to proposed transactions as they occur.
COMPENSATION COMMITTEE REPORT
The Executive Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussions, the Executive Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE L. Jack Wood (Chair) Bruce Carter Ian Massey

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
QLT currently maintains two equity compensation plans which provide for the issuance of stock options to QLT’s employees, officers, Directors and consultants, namely the 2000 Plan and 2000 Atrix Performance Stock Option Plan as amended and restated (the “Atrix Plan”).
The shareholders and Directors of QLT have previously approved the 2000 Plan, pursuant to which Directors, officers, employees and consultants of QLT may be granted stock options to acquire common shares. The 2000 Plan was implemented to attract, retain and compensate persons who are important for the growth and success of QLT and to ensure that such persons’ interests are aligned with those of the shareholders. QLT adopted and the shareholders approved the 2000 Plan on May 5, 2000 and the shareholders approved amendments to the 2000 Plan on April 25, 2002.
Currently under the 2000 Plan, options to purchase up to 7,000,000 common shares may be issued, representing approximately 12.8% of the issued and outstanding common shares as at March 23, 2009. As of March 23, 2009, options to purchase a total of 4,852,169 common shares have been granted, representing approximately 8.9% of the issued and outstanding common shares, and leaving 1,779,013 common shares (approximately 3.3%) available for future option grants. As at March 23, 2009, 368,818 common shares have been issued pursuant to the exercise of options granted under the 2000 Plan. A summary of the material terms of the 2000 Plan is set out in Exhibit ‘B’ to this Proxy Statement. The shareholders will be asked at the Annual Meeting to adopt a resolution to adopt the Amended and Restated Stock Option Plan as set out under ‘Proposal No. 3 — Special Business - Amendments to the QLT 2000 Incentive Stock Option Plan’ on page 53 of this Proxy Statement.
The Atrix Plan was approved by the shareholders of Atrix (now QLT USA) and the details of the Atrix Plan were included in the Joint Prospectus Proxy Statement mailed to shareholders of QLT and Atrix on or about October 18, 2004, and was the subject of the approval granted by QLT’s shareholders in connection with QLT’s acquisition of Atrix. QLT may also issue options to purchase up to 6,794,636 common shares pursuant to the Atrix Plan, representing approximately 12.4% of the issued and outstanding common shares as at March 23, 2009. As of March 23, 2009, options to purchase a total of 252,122 common shares have been granted pursuant to the Atrix Plan, representing approximately 0.5% of the issued and outstanding common shares as at March 23, 2009. As of March 23, 2009, QLT has available for issuance options to purchase a total of 5,005,370 common shares under the Atrix Plan, representing approximately 9.2% of the issued and outstanding common shares as at March 23, 2009. QLT has decided that it will no longer issue options under the Atrix Plan. All options issued pursuant to the Atrix Plan are expected to expire on or before May 3, 2014 and the Atrix Plan terminates automatically in March 2010.
QLT’s non-employee Directors are eligible to receive grants under the 2000 Plan, but as described above in the “Compensation of Directors” section, no options were granted to our non-employee Directors during 2008. In addition, please refer to the “Grants of Plan-Based Awards” table on page 37 of this Proxy Statement for a listing of options granted to our named executive officers pursuant to the 2000 Plan during the fiscal year ended December 31, 2008. During the fiscal year ended December 31, 2008, options with respect to 900,000 shares were granted to all current executive officers as a group under the 2000 Plan, and options with respect to 1,404,250 shares were granted to other employees under the 2000 Plan. All other future awards under the 2000 Plan are within the discretion of the Executive Compensation Committee, and therefore, it is not possible to determine the benefits that will be received in the future by participants under the 2000 Plan.

The following table sets out information regarding our common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or directors under all of our existing equity compensation plans, as of December 31, 2008:
				Number of securities
				remaining available for
				future issuance under
	Number of securities to		Weighted-average	equity compensation
	be issued upon exercise		exercise price of	plans (excluding
	of outstanding options,		outstanding options,	securities reflected in
	warrants and rights		warrants and rights	column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,086,487	(1)	CAD $7.95	1,544,695
Equity compensation plans approved by security holders	255,207	(1)(2)	USD $9.52	5,002,285
Total	5,341,694			6,546,980

(1)	We currently maintain two equity compensation plans that have been approved by shareholders which provide for the issuance of common stock to employees, officers and directors. These two equity compensation plans are designated as the 2000 Incentive Stock Option Plan and the 2000 Atrix Performance Stock Option Plan (the “Atrix Plan”).

(2)	The company has decided that it will no longer issue options under the Atrix Plan. All options issued pursuant to the Atrix Plan are expected to expire on or before May 3, 2014 and the Atrix Plan terminates automatically in March 2010.
Additional information about our equity compensation plans can be found in QLT’s Annual Report on Form 10-K, which is available on QLT’s web site at www.qltinc.com, SEDAR at www.sedar.com and EDGAR at www.sec.gov.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
No current or former Directors, executive officers or employees of QLT or any subsidiaries thereof, or proposed nominees for election as a Director of QLT, are currently indebted to QLT or its subsidiaries other than routine indebtedness (as defined under Canadian securities rules) of certain employees.
REPORT OF THE AUDIT AND RISK COMMITTEE
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
The Audit and Risk Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2008 with the management of QLT and Deloitte & Touche LLP, our independent accountants. Each member of the Audit and Risk Committee is “independent” as defined by the rules of NASDAQ.
The Audit and Risk Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit and Risk Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1 regarding their independence, and has discussed with Deloitte & Touche LLP their independence relative to us, including whether the provision of their services is compatible with maintaining Deloitte & Touche LLP’s independence.

Based on the review and discussions referred to above, the Audit and Risk Committee recommended to QLT’s Board that the audited consolidated financial statements for the year ended December 31, 2008 be included in QLT’s Annual Report on Form 10-K for fiscal 2008 filed with the Securities and Exchange Commission.

AUDIT AND RISK COMMITTEE Peter A. Crossgrove, Chair C. Boyd Clarke L. Jack Wood
Audit Fees
The following table sets forth the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the following services during fiscal 2008 and fiscal 2007.

Description of Service	2008(3) (US$)	2007(3) (US$)
Audit Fees(1)	$824,578	$894,755

Audit-Related Fees(2)	$0	$39,435

Tax Fees (Tax compliance, tax advice and planning)	$0	$0

Total Fees	$824,578	$934,190

(1)	Audit Fees consist of fees for audit of QLT’s annual financial statements for the respective year, reviews of QLT’s quarterly financial statements, services provided in connection with statutory and regulatory filings and audit of the Company’s internal controls over financial reporting.

(2)	Audit related fees for 2007 consisted of fees for assistance related to our outstanding convertible notes.

(3)	Where amounts shown were paid in Canadian funds, the amounts set out in the above table represent the US dollar equivalent of those payments converted using the following weighted average exchange rates: US$1.00 = CAD$1.0660 for 2008 and US$1.00 = CAD$1.0734 for 2007.
Pre-Approval Policies and Procedures
The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for the company by the independent auditors. The fees paid to the independent auditors that are shown in the chart above for 2008 were approved by the Audit Committee in accordance with the procedures described below.
The Audit Committee reviews and approves audit and non-audit services proposed to be provided by the independent auditors. The Audit Committee has delegated to the Chair, or an alternate member of the Audit Committee, the authority to grant pre-approvals if either deems it necessary or appropriate to consider a pre-approval request without approval and/or meeting of the full Audit Committee. Pre-approvals by the Chair or alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee or its delegate, a description of and the budget for the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Audit Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

PROPOSAL NO. 2
APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
Deloitte & Touche LLP, an independent registered public accounting firm, served as our independent auditors for the year ended December 31, 2008. Upon the unanimous recommendation of the Audit and Risk Committee, the Board has proposed that Deloitte & Touche LLP continue to serve as our independent auditors for fiscal 2009 at a remuneration to be fixed by the Audit and Risk Committee. Our shareholders are being asked to approve this proposal at the Annual Meeting. QLT has been advised that a representative of Deloitte & Touche LLP will attend the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
Vote Required and Board of Directors’ Recommendation
The affirmative vote of a simple majority of the common shares voted at the Annual Meeting will be required for approval of this proposal. If the proposal is not approved, the BCA provides that the current auditors, Deloitte & Touche LLP, will continue to act for QLT until such time as the shareholders approve alternate auditors.
Our Board of Directors recommends that our shareholders vote “FOR” the proposal to approve the appointment of Deloitte & Touche LLP as our independent auditors for fiscal 2009 at a remuneration to be fixed by the Audit and Risk Committee.

PROPOSAL NO. 3
SPECIAL BUSINESS
APPROVAL OF AMENDED AND RESTATED STOCK OPTION PLAN
The shareholders will be asked at the Annual Meeting to adopt a resolution in the form attached hereto as Exhibit ‘C’ to adopt the Amended and Restated Stock Option Plan in the form attached hereto as Exhibit ‘A’. The Amended and Restated Stock Option Plan, among other things, increases the number of available options under the 2000 Plan. Our Executive Officers and members of the Board of Directors will be able to receive grants under the 2000 Plan and therefore are not disinterested shareholders. In order to comply with the requirements of the TSX, the amendment to the 2000 Plan must be approved by a resolution of the disinterested shareholders (being the approval of all of the shareholders of the Company other than insiders of QLT who may receive options under the 2000 Plan). Accordingly, the votes attached to the 312,447 common shares held by persons who do not qualify as disinterested shareholders (representing approximately 0.57% of the issued and outstanding common shares as at March 23, 2009) will not be counted for the purpose of determining whether the required level of shareholder approval has been obtained for the resolution amending the 2000 Plan.
The Company currently maintains two equity compensation plans that have been approved by shareholders which provide for the issuance of common stock to employees, officers and directors. These two equity compensation plans are designated as the 2000 Plan and the Atrix Plan. As of March 23, 2009, under the 2000 Plan, there were 1,779,013 options remaining available for future issuance and 4,852,169 options issued and outstanding with a weighted average exercise price of CAD $6.97 and weighted average remaining life of 3.14 years. As of March 23, 2009, under the Atrix Plan, there were 252,122 options issued and outstanding with a weighted average exercise price of USD $9.57 and weighted average remaining life of 3.25 years. The Company has decided that it will no longer issue options under the Atrix Plan. All options issued pursuant to the Atrix Plan are expected to expire on or before May 3, 2014 and the Atrix Plan terminates automatically in March 2010.
Proposed Amendments to the 2000 Plan
The Board approved the Amended and Restated Stock Option Plan on March 25, 2009, subject to TSX approval and the approval of QLT’s shareholders at the Annual Meeting. The Board recommends that the shareholders approve the Amended and Restated Stock Option Plan, which is attached hereto as Exhibit ‘A’.
The material proposed changes to the 2000 Plan are as follows:
(a)	Extending the termination date of the 2000 Plan from March 1, 2010 to March 1, 2019.

(b)	An increase in the number of options that may be granted in respect of authorized and unissued common shares from 7,000,000 to 7,800,000.

(c)	Changing the maximum term of any future option that may be issued under the 2000 Plan from ten to five years from the date of the grant to reflect QLT’s past practice of granting stock options with five year terms.

(d)	Changing the maximum number of options that may be granted to each non-employee Director to such number of options valued not in excess of CAD$100,000 in any one year, calculated in accordance with U.S. Generally Accepted Accounting Principles or any successor accounting rules and regulations. The 2000 Plan presently provides that the maximum number of options that can be granted to all non-employee Directors in the aggregate is 0.25% of the issued and outstanding common shares.

(e)	A provision which authorizes the Executive Compensation Committee of the Board (the “Committee”) to make various specified amendments to the 2000 Plan without shareholder approval and in such a manner as the Committee, in its sole discretion, determines appropriate (see Section 14.1 of Exhibit ‘A’ hereto). The 2000 Plan presently contains no such amendment provisions and such a revision is specifically authorized by the TSX, as described below. The amended 2000 Plan also specifies additional amendments that may not be made by the Committee without the approval of shareholders.

(f)	A provision under which options that would otherwise expire during “black out” periods established by QLT will be extended for a reasonable time after the applicable black out period ends (see Section 8.1 of Exhibit ‘A’ hereto). The 2000 Plan presently contains no such extension provisions and this revision is specifically authorized by the TSX, as described below.

(g)	Clarifying the provision with respect to the early termination of options by stating that the early termination of options in such cases will be subject to the specific terms of each applicable option agreement.

(h)	Changing the definition of “fair market value” to provide that the fair market value generally will be the closing sales price for a common share for the given date (e.g., the date of grant, which grant shall occur after the close of the TSX on such date). The 2000 Plan presently provides that fair market value is the closing price for a common share on the day immediately preceding the day of grant.

(i)	Revising the provision with respect to the ability to regrant shares under the 2000 Plan which indicates that QLT will not be allowed to regrant (i) common shares tendered by the optionee or withheld by QLT in payment of the exercise price of an option granted under the 2000 Plan, or (ii) common shares tendered by the optionee or withheld by QLT to satisfy any tax withholding obligation with respect to an option granted under the 2000 Plan. In addition, no common shares may be regranted if such action would cause an “incentive stock option” to fail to qualify as an incentive stock option under the United States Internal Revenue Code of 1986, as amended (the “U.S. Code”). The 2000 Plan presently only provides generally that common shares with respect to which options are not exercised prior to the termination may be available for grant under subsequent options under the 2000 Plan.
Additional information regarding the amendments is set forth below and a summary of the material terms of the 2000 Plan is attached as Exhibit ‘B’ to the Proxy Statement. The description below and Exhibit ‘B’ hereto summarize certain provisions of the 2000 Plan, but are qualified by reference to the full text of the Amended and Restated Stock Option Plan, which is attached as Exhibit ‘A’ to the Proxy Statement.
Extension of the Termination Date
QLT proposes to extend the termination date of the 2000 Plan from March 1, 2010 to March 1, 2019.

Common Shares Authorized for Issuance
In order to ensure sufficient options continue to be available for issuance, QLT proposes that the number of common shares issuable under the 2000 Plan be increased by 800,000. The amended and restated Plan provides that the total number of common shares that may be issued pursuant to the 2000 Plan may not exceed 7,800,000 common shares representing approximately 14.3% of the issued and outstanding common shares as at March 23, 2009. Accordingly, the number of options currently available for issuance under the 2000 Plan will be increased from 1,779,013 to 2,579,013 , representing approximately 3.3% and 4.7% respectively, of the issued and outstanding common shares.
Maximum Term of Options
As QLT’s past practice has been to grant options with a five year term, the Amended and Restated Stock Option Plan provides that the maximum term of any option issued pursuant to the 2000 Plan is five years from the date of the grant. The 2000 Plan previously provided for a maximum term of ten years.
Other Matters
QLT proposes to change the maximum number of options that may be granted to each non-employee Director to such number of options valued not in excess of CAD$100,000 in any one year, calculated in accordance with U.S. Generally Accepted Accounting Principles or any successor accounting rules and regulations. The 2000 Plan presently provides that the maximum number of options that can be granted to all non-employee Directors in the aggregate is 0.25% of the issued and outstanding common shares.
In addition to approval by the shareholders, the 2000 Plan is subject to approval by the TSX. In June 2006, the TSX published a Staff Notice (the “Staff Notice”) in relation to security based compensation arrangements such as the 2000 Plan. The Staff Notice provided guidance on the amendment procedures for security based compensation arrangements. QLT proposes to change the 2000 Plan to specify those amendments to the amended and restated 2000 Plan that can be made by the Committee without the approval of the shareholders (other than the approval at the Annual Meeting to incorporate this amendment provision into the Amended and Restated Stock Option Plan) and specifying additional amendments that the Committee may not make to the amended and restated 2000 Plan without shareholder approval.
Further, the Staff Notice provided guidance on the treatment of options that expire during an issuer’s self-imposed “black out” period. The nature of QLT’s business gives rise to a number of black out periods each year during which Directors, officers, employees and consultants are prohibited from trading in securities of QLT. If an option expiry date occurs during a black out period, an optionee would be required to exercise that option to avoid its expiry. However, pursuant to applicable securities laws such optionee would be prohibited from trading in those securities until the black out period ended. The TSX Staff Notice introduced the ability for the 2000 Plan to provide that should an option expiry date occur during or soon after a black out period, the expiry date will become a date that is a reasonable amount of time following the end of a black out period.
QLT proposes to amend and restate the 2000 Plan to comply with TSX policies, including adding an amendment provision and providing that the extension of the expiry date of options that expire during a black out period shall be the tenth business day after the earlier of the end of such black out period or, provided the black out period has ended, the expiry date of such options.
QLT proposes to simplify the provisions relating to the early termination of options granted under the 2000 Plan by stating that the early termination of options in case of the termination of service of an optionee will generally be 90 days from such termination date, subject to the specific terms of each applicable option agreement. Under the terms of the 2000 Plan, the Committee has the discretion to incorporate such terms and conditions into each option agreement.
QLT proposes to amend the definition of “fair market value” to provide that the fair market value generally will be the closing sales price for a common share for the given date (e.g., the date of grant, which grant shall occur after the close of the TSX on such date). Pursuant to the U.S. Securities Exchange Commission regulations, if an option’s exercise price is less than the closing market price on the date of grant, additional disclosure in the executive compensation tables of the Proxy Statement is required.
QLT proposes to expand the discussion of the right to regrant shares to provide that if any option expires or is cancelled without having been fully exercised, then the number of common shares subject to the option may again be granted under the 2000 Plan. In addition, any common shares that are delivered by the optionee or withheld by QLT upon the exercise of any option for payment of the exercise price or for taxes may not again be granted under the 2000 Plan. Further, no common shares may again be granted if such action would cause an incentive stock option to fail to qualify as an incentive stock option under the U.S. Code. This expanded discussion is more precise and more fully discusses when common shares subject to options may or may not be again granted, which is significant to the accurate administration of the 2000 Plan.
Recommendation of Management and the Board of Directors
The Amended and Restated Stock Option Plan described herein must be approved by a majority of not less than 50% of the votes cast by shareholders who, being entitled to do so, vote in person or by proxy on the resolution. In order to comply with the requirements of the TSX, the amendment to the 2000 Plan must be approved by a resolution of the disinterested shareholders (being the approval of all of the shareholders of the Company other than insiders of QLT who may receive options under the 2000 Plan). Accordingly, the votes attached to the 312,447 common shares held by persons who do not qualify as disinterested shareholders (representing approximately 0.57% of the issued and outstanding common shares as at March 23, 2009) will not be counted for the purpose of determining whether the required level of shareholder approval has been obtained for the resolution amending the 2000 Plan.
The full text of the resolution to be presented at the Annual Meeting to amend the 2000 Plan is set out in Exhibit ‘C’ to this Proxy Statement.
Management of QLT and the Board have unanimously concluded that the proposed amendments to the 2000 Plan are in the best interest of QLT and its shareholders and recommend that shareholders vote IN FAVOUR of the resolution to amend the 2000 Plan.

INTEREST OF CERTAIN PERSONS IN MATERIAL TRANSACTIONS
Unless otherwise disclosed in this Proxy Statement, none of the Directors, director nominees, executive officers or any beneficial owner of more than 5% of the outstanding common shares of QLT or any associate or affiliate of such person, had any material interest, direct or indirect, in any transaction or proceeding during the past fiscal year or in any proposed transaction or pending proceeding which has materially affected or will materially affect QLT. In the event that a Director is determined to have any material interest, direct or indirect, in any transaction or proceeding or in any proposed transaction or pending proceeding of QLT, only those Directors not having a material interest would be permitted to consider and evaluate any such transaction or agreements relating to that transaction, or any actions to be undertaken by QLT relating to such proceeding.
QLT has entered into indemnity agreements with our Directors, our President and Chief Executive Officer and all other executive officers, and certain other officers which provide, among other things, that, subject to any requirements that may exist under BCA or the Articles of QLT, QLT will indemnify such officer or director, under the circumstances and to the extent specified, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a Director or officer of QLT.
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION
A copy of our 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is being mailed to all registered and beneficial shareholders of QLT along with this Proxy Statement. The Audited Consolidated Financial Statements of QLT for its most recently completed fiscal year ended December 31, 2008, together with the Auditors’ Report thereon, which are included in our Annual Report for Canadian regulatory purposes, will be presented at the Annual Meeting. Copies of the Audited Consolidated Financial Statements, including management discussion and analysis, are available from our web site at www.qltinc.com or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 101, Vancouver, British Columbia, Canada, V5T 4T5 (Phone: 604-707-7000; Fax: 604-707-7001; e-mail: ir@qltinc.com).
Additional information relating to QLT has been filed and is available on SEDAR and EDGAR at www.sedar.com and www.sec.gov.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% beneficial owners are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.
To our knowledge, based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Form 5s were required for such persons, we believe that during fiscal 2008 all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with, except that the Form 4 reports for each Deferred Share Unit grant made to our independent Directors on May 13, 2008 were inadvertently not filed until July 8, 2008 due to administrative error.

To the knowledge of QLT’s executive officers and the Directors, the only persons or companies that beneficially own, control or direct, directly or indirectly, 10% or more of QLT’s common shares are NB Public Equity K/S which, as evidenced by public filings, own 7,778,960 common shares, representing approximately 14.2% of the issued and outstanding common shares, Axial Capital Management, LLC which, as evidenced by public filings, own 6,721,392 common shares, representing approximately 12.3% of the issued and outstanding common shares, and Renaissance Technologies LLC which, as evidenced by public filings, own 5,665,849 common shares, representing approximately 10.4% of the issued and outstanding common shares.

OTHER BUSINESS
The Board is not aware of any other matter that will be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, both the President and Chairman of the Board intend to vote the common shares represented by proxy for which either of them is appointed in accordance with their best judgment on such matters.
The contents and the sending of this Proxy Statement were approved by the Board of Directors on March 25, 2009.
DATED at Vancouver, British Columbia, this 30th of March, 2009.
BY ORDER OF THE BOARD OF DIRECTORS
Robert L. Butchofsky
President and Chief Executive Officer

EXHIBIT ‘A’
AMENDED AND RESTATED QLT 2000 INCENTIVE STOCK OPTION PLAN
(attached)

QLT INC.
QLT 2000 INCENTIVE STOCK OPTION PLAN
(as amended and restated effective May 5, 2009)
1. PURPOSE OF THE PLAN
1.1 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company by:
(a)	attracting and retaining persons of outstanding competence who are or will be important for the growth and success of the Company;

(b)	furnishing Eligible Persons with greater incentive to develop and promote the growth and success of the Company; and

(c)	furthering the identity of interests of Eligible Persons with those of the shareholders of the Company.
The Company believes that these purposes may be accomplished by granting to Eligible Persons from time to time Options to purchase Common Shares.
2. DEFINITIONS
2.1 Definitions. In this Plan, unless there is something in the subject matter or context inconsistent therewith:
(a)	“Affiliate” means, with respect to the Company, any corporation, partnership, association, trust or other entity or organization directly or indirectly controlled by, controlling or under common control with the Company, and, for the purposes of this definition, “control” will mean (i) the possession, directly or indirectly, of the power to direct the management or policies of any such entity or to veto any material decision relating to the management or policies of such entity, in each case whether through the ownership of voting securities, by contract or otherwise, or (ii) direct or indirect beneficial ownership of 40% or more of the voting stock or other securities of, or a 40% or greater interest in the income of, such entity, or such other relationship as, in fact constitutes actual control.

(b)	“Board” means the board of directors of the Company as established from time to time.

(c)	“Committee” means the Executive Compensation Committee of the Board or such other committee established or designated by the Board as responsible for the administration of this Plan, or the Board, to the extent that the Board administers this Plan as described in Article 5.

(d)	“Common Shares” mean the common shares without par value in the capital of the Company as constituted on March 1, 2000, provided that if the rights of any Optionee are subsequently adjusted pursuant to Article 15 hereof, “Common Shares” thereafter means the shares or other securities or property which such Optionee is entitled to purchase or receive subject to his or her Option after giving effect to such adjustment.

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(e)	“Company” means QLT Inc. and includes any successor corporation thereto.

(f)	“Consultant” means any individual, corporation or other person engaged to provide ongoing valuable services to the Company or any Affiliate.

(g)	“Continuous Status as a director, officer, employee or Consultant” means the absence of any interruption or termination of service as an officer or employee of the Company or in the relationship as a director or Consultant of the Company, as determined by the Board in its sole discretion, but no interruption or termination will be deemed to have occurred in the case of sick leave or any other leave of absence approved of by the Board, provided that either such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is provided or guaranteed by contract or law.

(h)	“Eligible Person” means a director, officer, employee or Consultant of the Company or its Affiliates, designated by the Committee as an Eligible Person pursuant to Article 6 hereof.

(i)	“Exchange” means, collectively, The Toronto Stock Exchange, any successor thereto and any other exchange or trading facilities through which the Company’s Common Shares trade or are quoted from time to time.

(j)	“Fair Market Value” means, as of any given date, the value of a Common Share determined as follows:
(i)	If the Common Shares are listed on any established stock exchange (such as The Toronto Stock Exchange) or national market system, its Fair Market Value shall be the closing sales price for a Common Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Common Share on the date in question, the closing sales price for a Common Share on the last preceding date for which such quotation exists, as reported in a source as the Committee deems reliable;

(ii)	If the Common Shares are not listed on an established stock exchange or national market system, but the Common Shares are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Common Share on such date, the high bid and low asked prices for a Common Share on the last preceding date for which such information exists, as reported in a source as the Committee deems reliable; or

(iii)	If the Common Shares are neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

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(k)	“Incentive Stock Option” means an Option granted under the Plan that is intended to meet the requirements of Section 422 of the U.S. Code.

(l)	“insider” has the meaning ascribed to in the Securities Act (British Columbia).

(m)	“Key Person” means the person which may be designated by the Committee as the key person of a Consultant providing ongoing valuable services under a consulting contract with the Company or any Affiliate.

(n)	“Nonqualified Stock Option” means an Option granted to an Optionee that does not qualify as an Incentive Stock Option.

(o)	“Option” means an option entitling the holder thereof to purchase Common Shares as described herein. An Option shall be either a Nonqualified Stock Option or an Incentive Stock Option (provided, however, that Options granted to non-employee directors and Consultants shall be Nonqualified Stock Options) and shall be granted to an Eligible Person pursuant to the terms and conditions hereof and as evidenced by an Option Agreement.

(p)	“Option Agreement” means an agreement evidencing an Option, entered into by and between the Company and an Optionee.

(q)	“Option Exercise Price” means the price per Common Share at which an Optionee may purchase Common Shares pursuant to an Option, provided that if such price is adjusted pursuant to Article 15 hereof, “Option Exercise Price” thereafter means the price per Common Share at which such Optionee may purchase Common Shares pursuant to such Option after giving effect to such adjustment.

(r)	“Optionee” means an Eligible Person who holds an Option under this Plan.

(s)	“Plan” means the amended and restated QLT 2000 Incentive Stock Option Plan, as it may be further amended, modified or restated from time to time pursuant to and in accordance with the provisions hereof.

(t)	“Shareholder” means a holder of Common Shares.

(u)	“termination of service” means:
(i)	as to a Consultant, the time when the engagement of an Optionee as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate;

(ii)	as to a non-employee director, the time when an Optionee who is a non-employee director ceases to be a director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Optionee simultaneously commences or remains in employment or service with the Company or any Affiliate; and

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(iii)	as to an employee, at the time the Optionee ceases to be an active employee of the Company or any Affiliate for any reason, whether such termination of employment is lawful or otherwise, and specifically does not include any statutory or common law severance period or period of reasonable notice that the Company or any Affiliate may be required to provide to the Optionee under applicable law.
The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of service, including, without limitation, the question of whether a termination of service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a termination of service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Option Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a termination of service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the U.S. Code and the then applicable regulations and revenue rulings under said Section. For purposes of this Plan, an Optionee’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Optionee ceases to remain a Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
(a)	“U.S.” or “United States” means the United States of America (including each of the States and the District of Columbia) and its territories and possessions and other areas subject to its jurisdiction.

(b)	“U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended.

(c)	“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(d)	“U.S. Securities Act” means the Securities Act of 1933, as amended.
3. EFFECTIVE DATE OF THE PLAN
3.1 Effective Date of the Plan. The effective date of this Plan, subject to Shareholder approval and approval of the Exchange, is March 1, 2000.
4.	RESTRICTION ON NUMBER OF COMMON SHARES SUBJECT TO THE PLAN
4.1 Common Shares Subject to the Plan. Options may be granted in respect of authorized and unissued Common Shares, provided that the aggregate number of Common Shares to be issued under this Plan, subject to adjustment or increase of such number pursuant to the provisions of this Plan, will be 7,800,000. The number of Common Shares issued hereunder may be increased or changed by the Board, as approved by the Shareholders, the Exchange, and any relevant regulatory or statutory authority having authority with respect hereto.

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4.2 Regranting of Shares. If any Option to acquire Common Shares under this Plan expires or is cancelled without having been fully exercised, then the number of Common Shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be granted hereunder, subject to the limitations of Section 4.1. Furthermore, any shares subject to Options which are adjusted pursuant to Article 15 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be granted hereunder, subject to the limitations of Section 4.1. Common Shares which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under this Plan, in payment of the exercise price thereof or tax withholding thereon, may not again be granted hereunder, subject to the limitations of Section 4.1. Notwithstanding the provisions of this Section 4.2, no Options may again be granted if such action would cause an Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the U.S. Code.
4.3 No Fractional Shares. No fractional Common Shares may be issued under this Plan and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.
5. ADMINISTRATION OF THE PLAN
5.1 Administration of Plan. This Plan will be administered by the Committee, provided, however, that the Board may from time to time establish any other committee of the Board consisting of not less than two members of the Board to replace the Committee for the purposes of the administration of this Plan. The members of the Committee will serve at the pleasure of the Board and vacancies occurring in the Committee will be filled by the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 under the U.S. Exchange Act or any successor rule, or Section 162(m) of the U.S. Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.
5.2 Committee Governance. The Committee will be composed of not less than two individuals, all of whom are directors of the Company. Further, if and so long as the Common Shares are registered under Section 12(b) or 12(g) of the U.S. Exchange Act, the Board will consider in selecting the members of the Committee who are intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the U.S. Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the U.S. Code; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 5.2 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of this Plan with respect to Options granted to “non-employee directors.”
5.3 Powers of Committee. The Committee is authorized, subject to the provisions of this Plan, to establish from time to time such rules and regulations, make such determinations and to take such steps in connection with this Plan as in the opinion of the Committee are necessary or desirable for the proper administration of this Plan. For greater certainty, without limiting the generality of the foregoing, the Committee will have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan and any approval of the Exchange, if applicable:
(a)	to interpret and construe this Plan and to determine all questions arising out of this Plan and any Option granted pursuant to this Plan, and any such interpretation, construction or termination made by the Committee will be final, binding and conclusive for all purposes;

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(b)	to determine to which Eligible Persons Options are granted, and to grant, Options;

(c)	to determine the number of Common Shares underlying each Option;

(d)	to determine the Option Exercise Price for each Option;

(e)	to determine the time or times when Options will be granted, vest and be exercisable and to determine when it is appropriate to accelerate when Options otherwise subject to vesting may be exercised;

(f)	to determine if the Common Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option, as applicable;

(g)	to determine the expiration date for each Option and to extend the period of time for which any Option is to remain exercisable in appropriate circumstances, including, without limitation, in the event of the Optionee’s cessation of service to the Company or any Affiliate or in the event of a prolonged Company-mandated trading restriction period, provided in no event will an Option be exercisable for more than five years from the date of grant;

(h)	to prescribe the form of the instruments relating to the grant, exercise and other terms of Options;

(i)	to enter into an Option Agreement evidencing each Option which will incorporate such terms as the Committee in its discretion deems consistent with this Plan;

(j)	to determine, where necessary, the Key Person pursuant to a consulting contract as the person providing the services thereunder;

(k)	to adopt such modifications, procedures, rules, regulations and subplans as may be necessary or desirable to administer this Plan or to comply with the provisions of the laws of Canada, the United States and other countries in which the Company or its Affiliates may operate to assure the viability and maximization of the benefits from the Options granted to Optionees residing in such countries and to meet the objectives of this Plan; and

(l)	to determine such other matters as provided for herein and to make all other decisions and determinations that may be required pursuant to this Plan or as the Committee deems necessary or advisable to administer this Plan.
5.4 Interpretation of the Plan. Any questions arising as to interpretation of the Plan, any Option or any Option Agreement will be determined by the Committee and such determination will be final, conclusive and binding on all parties.

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6. ELIGIBILITY
6.1 Eligibility. The Committee may, subject to the provisions of this Plan, grant Options to any Eligible Person who is or will be, in the opinion of the Committee, important for the growth and success of the Company and whose participation in this Plan will, in the opinion of the Committee, accomplish the purposes of this Plan.
7. GRANT OF OPTIONS
7.1 Grant of Options. Options may be granted pursuant to the terms of the Plan from time to time by the Company acting through the Committee to the extent that such recommendations are approved by the Board. The date on which any Option will be deemed to have been granted will be the date on which the Committee authorizes the grant of such Option or such later date as may be determined by the Committee at the time that the grant of such Option is authorized.
7.2 Option Agreement. Each Option granted pursuant to this Plan will be evidenced by an Option Agreement executed on behalf of the Company by any officer of the Company, and each Option Agreement will incorporate such terms and conditions as the Committee in its discretion deems consistent with the terms of this Plan. The Committee may, with the written consent of the Optionee, amend any Option Agreement to the extent that the Committee, acting in its discretion, deems consistent with the terms of this Plan.
7.3 Number of Common Shares. The number of Common Shares for which any Option may be granted will be determined by the Committee. The number of Common Shares which may be purchased on the exercise of any Option will be subject to adjustment pursuant to Article 15 hereof.
7.4 Maximum Grant — Generally. The Committee will not grant to any Eligible Person any Option which would result in that Eligible Person being the holder of Options granted under this Plan or any other incentive equity plan of the Company or any Affiliates, which, in aggregate, exceed 5% of the issued and outstanding Common Shares (on a non-diluted basis) on the date the Options are granted.
7.5 Maximum Grant — Certain Directors. The Committee will not grant to any Eligible Person who is a non-employee director any Option which would result in such Eligible Person being awarded Options with an aggregate grant value in excess of CAD$100,000 in any one year. For the purposes of this Section, “non-employee director” means a director of the Company who is not a full-time or part-time employee of the Company or any Affiliates.
7.6 Option Exercise Price. The Option Exercise Price for each Option will be determined by the Committee, but will in no event be less than Fair Market Value on the date of grant, which grant will occur after the close of the Exchange on such date. The Option Exercise Price determined for any Option will be subject to adjustment pursuant to Article 15 hereof.
7.7 Option Vesting.
(a)	The period during which the right to exercise, in whole or in part, an Option vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Committee. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

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(b)	No portion of an Option which is unexercisable at an Optionee’s termination of service shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Option Agreement or by action of the Committee following the grant of the Option.
8. TERM OF OPTIONS
8.1 Term of Options. Each Option granted pursuant to this Plan will, subject to early termination in accordance with Article 10 hereof and subject to the provisions of this Plan, expire automatically on the earlier of (i) the date on which such Option is exercised in respect of all of the Common Shares that may be purchased thereunder, and (ii) the date fixed by the Committee as the expiry date of such Option, which date will not be more than five years from the date of grant. The Committee shall determine the time period, including the time period following a termination of service, during which the Optionee has the right to exercise the vested Options, which time period may not extend beyond the original expiry date. Except as limited by the requirements of applicable law, including Section 409A or Section 422 of the U.S. Code and regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any termination of service of the Optionee, and may amend any other term or condition of such Option relating to such a termination of service. In circumstances where the end of the term an Option falls within, or within two business days after the end of, a “black out” or similar period imposed under any insider trading policy or similar policy of the Company (but not, for greater certainty, a restrictive period resulting from the Company or its insiders being the subject of a cease trade order of a securities regulatory authority), the end of the term of such Option shall be the tenth business day after the earlier of the end of such black out period or, provided the black out period has ended, the expiry date.
9. INCENTIVE STOCK OPTION PROVISIONS
To the extent required by Section 422 of the U.S. Code, Incentive Stock Options will be subject to the following additional terms and conditions:
9.1 Eligible Employees. Only individuals who are employees of the Company or one of its subsidiary corporations (as defined in Section 424(f) of the U.S. Code) may be granted Incentive Stock Options.
9.2 Dollar Limitation. To the extent the aggregate Fair Market Value (determined as at the grant date of an Option) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under this Plan and all other incentive equity plans of the Company and any parent or subsidiary corporation thereof (as defined in Sections 424(e) and (f) of the U.S. Code)) exceeds US$100,000, such portion in excess of US$100,000 will be treated as a Nonqualified Stock Option. In the event an Optionee holds two or more Options that become exercisable for the first time in the same calendar year, this limitation will be applied on the basis of the order in which the Options were granted.
9.3 More than 10% Shareholders. If an individual owns more than 10% of the total voting power of all classes of the Company’s securities (as determined in accordance with Section 422 of the U.S. Code), then the Option Exercise Price for each Incentive Stock Option will not be less than 110% of the Fair Market Value on the grant date of an Option and the term of the Option will not exceed five years. The determination of more than 10% ownership will be made in accordance with Section 422 of the U.S. Code.

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9.4 Exercisability. An Option designated as an Incentive Stock Option will cease to qualify for favourable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option):
(a)	more than three months after termination of employment for reasons other than death or disability (as defined for purposes of Section 422 of the U.S. Code);

(b)	more than one year after termination of employment by reason of disability (as defined for purposes of Section 422 of the U.S. Code); or

(c)	after the Optionee has been on a leave of absence for more than 90 days, unless the Optionee’s reemployment rights are guaranteed by statute or contract.
9.5 Transferability. Incentive Stock Options may not be transferred by an Optionee other than by will or the laws of descent and distribution and, during the Optionee’s lifetime, are exercisable only by the Optionee.
9.6 Taxation of Incentive Stock Options. In order to obtain certain U.S. federal tax benefits afforded to incentive stock options under Section 422 of the U.S. Code, the Optionee must hold the Common Shares issued upon the exercise of an Incentive Stock Option for two years after the grant date of the Option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Optionee will give the Company prompt notice of any disposition of Common Shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.
9.7 Conflict. In the case of any conflict between the terms of this Article 9 and the terms of any other provision of this Plan with respect to the granting of Incentive Stock Options, this Article will govern.
10. EARLY TERMINATION OF OPTIONS
10.1 Generally. Each Option will terminate on the 90th day after the date of an Optionee’s termination of service, subject to the provisions of this Plan and subject to the terms of the applicable Option Agreement as will have been determined by the Committee.
10.2 Exception. A change in the office, position or duties of an Optionee from the office, position or duties held by such Optionee on the date on which the Option was granted to such Optionee will not result in the termination of the Option granted to such Optionee provided that such Optionee remains a director, officer, employee or Consultant of the Company or any Affiliate.
11. NON-TRANSFERABILITY OF OPTIONS
11.1 Non-Transferability of Options. Subject to the provisions of this Plan, no Option may be transferred or assigned except by will or by operation of the laws of devolution or distribution and descent or pursuant to a qualified domestic relations order, as defined by the U.S. Code and may be exercised only by an individual Optionee during his or her lifetime and by a corporate Optionee during the term of its existence.

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12. EXERCISE OF OPTIONS
12.1 Exercise of Options. Subject to the terms and conditions of this Plan, each Option may from time to time be exercised with respect to all or any of the Common Shares underlying such Option at any time on or after the later of (i) the date of the grant of such Option, or (ii) such other date as the Committee may in its discretion determine at the time of the grant of such Option, which date will be set forth in the applicable Option Agreement. Each Option may be exercised by giving three days’ written notice of exercise signed by the Optionee and dated the date of exercise, and not postdated, stating that the Optionee elects to exercise his or her rights to purchase Common Shares under such Option and specifying the number of Common Shares in respect of which such Option is being exercised and the purchase price to be paid therefore. Such notice shall include representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the U.S. Securities Act and any other federal, state, provincial or foreign securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Optionee, such notice shall include appropriate proof of the right of such person or persons to exercise the Option. Such notice will be delivered to the Company at its principal office at 887 Great Northern Way, Vancouver, Suite 101, British Columbia, Canada, V5T 4T5 (or at such other address as the principal office of the Company may be located at the time of exercise) addressed to the attention of the secretary or assistant secretary of the Company and be accompanied by full payment (payable at par in Vancouver, British Columbia) of the exercise price in any combination of the following (subject to all applicable laws and unless the Committee determines otherwise at the time of grant or before the Option is exercised):
(a)	cash, bank draft or certified cheque;

(b)	tendering (either actually or, if and so long as the Common Shares are registered under Section 12(b) or 12(g) of the U.S. Exchange Act, by attestation) Common Shares already owned by the Optionee for at least the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes having a Fair Market Value on the exercise date equal to the aggregate Option Exercise Price;

(c)	if and so long as the Common Shares are registered under Section 12(b) or 12(g) of the U.S. Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option Exercise Price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of any relevant regulatory authorities; or

(d)	such other consideration as the Committee may permit consistent with applicable laws.
As soon as practicable after any exercise of an Option, a certificate or certificates representing the Common Shares in respect of which such Option is exercised will be delivered by the Company to the Optionee.

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12.2 Withholding Tax. The Optionee will be solely responsible for paying any applicable withholding taxes arising from the grant, vesting or exercise of any Option and payment is to be made in a manner satisfactory to the Company. Notwithstanding the foregoing, the Company will have the right to withhold from any Option or any Common Shares issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Optionee, an amount equal to any such taxes.
12.3 Conditions. Notwithstanding any of the provisions contained in this Plan or in any Option, the Company’s obligation to issue Common Shares to an Optionee pursuant to the exercise of an Option will be subject to:
(a)	completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental authority as the Company will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the admission of such Common Shares to listing or quotation on the Exchange; and

(c)	the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.
13. NOTICE TO COMMISSIONS AND EXCHANGES
13.1 Notice to Commissions and Exchanges. The Company will give notice to all applicable securities commissions and other regulatory bodies in Canada and the United States and all applicable stock exchanges and other trading facilities upon which the Common Shares are listed or traded from time to time, as may be required, of its adoption of this Plan and of its entering into Option Agreements with Eligible Persons and the terms and conditions for the purchase of Common Shares under such Option Agreements, and will use all reasonable efforts to obtain any requisite approvals as may be required from such bodies, exchanges and trading facilities.
14. SUSPENSION, AMENDMENT OR TERMINATION
14.1 Suspension, Amendment or Termination. This Plan will terminate on March 1, 2019 or on such earlier date as the Committee may determine. The Committee will have the right at any time to suspend or terminate this Plan in any manner, including without limitation, to reflect any requirements of applicable regulatory bodies or stock exchanges, and on behalf of the Company to enter into amendments to any Option Agreement and to amend this Plan without notice to the Shareholders and without further Shareholder approval in such manner as the Committee, in its sole discretion, determines appropriate, including, without limitation, to amend this Plan or enter into amendments to any Option Agreement:
(a)	to reflect any requirements of applicable regulatory bodies or stock exchanges;

(b)	for the purposes of making formal minor or technical modifications to any of the provisions of this Plan;

(c)	to correct any ambiguity, defective provisions, error or omission in the provisions of this Plan;

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(d)	to change any vesting provisions of Options;

(e)	to change the termination provisions of the Options or this Plan;

(f)	to change the persons who qualify as Eligible Persons under this Plan;

(g)	to change the exercise terms of the Options;

(h)	to add a cashless exercise feature to this Plan; and

(i)	to add or change provisions relating to any form of financial assistance provided by the Company to Eligible Persons that would facilitate the purchase of securities under this Plan, to the extent permitted under applicable laws, but will not have the right, without notice to the Shareholders and without further Shareholder approval, to amend this Plan in any other manner, including, but not limited to:
(a)	increasing the number of Common Shares reserved for issuance pursuant to the exercise of Options issued under this Plan;

(b)	extending the term of any Option beyond the original expiry date;

(c)	reducing the Option Exercise Price at which Common Shares may be purchased pursuant to any Option granted under this Plan (subject to any necessary adjustment pursuant to Article 15 hereof);

(d)	cancelling and reissuing any Options granted under this Plan with a grant of Options having a lesser Option Exercise Price per Common Share;

(e)	permitting the introduction or reintroduction of discretionary awards of Options to non-employee directors or amending any limitation previously imposed on director participation;

(f)	permitting the transfer or assignment of any issued Options in any manner other than as described in Section 11.1 hereof;

(g)	granting any Option under this Plan if this Plan has been suspended or has been terminated; and

(h)	making any further amendments to this Article 14,
and will not have the right, without the consent of the applicable Optionee, to:
(a)	increase the Option Exercise Price at which Common Shares may be purchased pursuant to any Option granted under this Plan (subject to any necessary adjustment pursuant to Article 15 hereof);

(b)	affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and/or rights of any Optionee under any Option previously granted under this Plan; and

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(c)	decrease the number of Common Shares which may be issued pursuant to any Option granted under this Plan (subject to any necessary adjustment pursuant to Article 15 hereof).
14.2 Powers of the Committee Survive Termination. The full powers of the Committee as provided for in this Plan will survive the termination of this Plan until all Options granted under this Plan have been exercised in full or have otherwise expired.
15. ADJUSTMENTS
15.1 Adjustments. Appropriate adjustments in the number of Common Shares subject to this Plan, as regards Options granted or to be granted, in the number of Common Shares awarded and any applicable Option Exercise Price will be conclusively determined by the Committee to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the Common Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital of the Company or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Common Shares of the Company for those in another corporation. Any dispute that arises at any time with respect to any such adjustment will be conclusively determined by the Committee, and any such determination will be binding on the Company, the Optionee and all other affected parties.
15.2 Further Adjustments. Subject to Section 15.1, if, because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of Common Shares of the Company for those in another corporation is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unexercised or unvested Options granted under this Plan will be treated including, without limitation, requiring the acceleration of the time for the exercise and/or vesting of such rights by the Optionee and of the time for the fulfilment of any conditions or restrictions on such exercise or vesting. All determinations of the Committee under this Section will be final, binding and conclusive for all purposes subject to the approval of the Exchange, if applicable.
15.3 Limitations. The grant of Options under this Plan will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, reorganize, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.
15.4 No Fractional Shares. No adjustment or substitution provided for in this Article 15 will require the Company to issue a fractional share in respect of any Option and the total substitution or adjustment with respect to each Option will be limited accordingly.
16. SHAREHOLDER AND REGULATORY APPROVAL
16.1 Shareholder and Regulatory Approval. This Plan will be subject to the requisite approval of the Shareholders to be given by a resolution passed at a meeting of the Shareholders, if required, and to acceptance by the Exchange and any other regulatory authorities having jurisdiction. Any Options granted prior to such approval and acceptance will be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance is given.

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17. GENERAL
17.1 Rights of Optionees. The Optionee will not have any rights as a Shareholder with respect to any of the Common Shares underlying such Option until such Optionee becomes the record owner of such Common Shares.
17.2 No Effect on Employment. Nothing in this Plan or any Option will confer upon any Optionee any right to continue in the employ of or under contract with the Company or any Affiliate or affect in any way the right of the Company or any such Affiliate to terminate his or her employment at any time or terminate his or her consulting contract; nor will anything in this Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any such Affiliate to extend the employment of any Optionee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or any Affiliate or any present or future retirement policy of the Company or any Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Affiliate.
17.3 No Fettering of Directors’ Discretion. Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board in connection with any allotment and issuance of Common Shares which are not allotted and issued under this Plan including, without limitation, with respect to other compensation arrangements.
17.4 Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of Common Shares hereunder are subject to compliance with all applicable federal, state, provincial, local and foreign laws, rules and regulations (including but not limited to state, provincial, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, this Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
17.5 Section 409A. To the extent that the Committee determines that any Option granted under this Plan is subject to Section 409A of the U.S. Code (“Section 409A”), including, without limitation, a Nonqualified Stock Option which is subject to Section 409A and does not satisfy the exemption requirements set forth in Treasury Regulation Section 1.409A-1(b)(5), the Option Agreement evidencing such Option shall incorporate the terms and conditions required by Section 409A. To the extent applicable, this Plan and Option Agreements shall be interpreted in accordance with Section 409A and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan. Notwithstanding any provision of this Plan to the contrary, in the event that following the effective date of this Plan, the Committee determines that any Option may be subject to Section 409A and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the effective date of this Plan), the Committee may adopt such amendments to this Plan and the applicable Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

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17.6 No Rights to Options. No Eligible Person or other person shall have any claim to be granted any Option pursuant to this Plan, and neither the Company nor the Committee is obligated to treat Eligible Persons, Optionees or any other persons uniformly.
17.7 Interpretation. References herein to any gender include all genders and to the plural includes the singular and vice versa. The division of this Plan into Sections and Articles and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan.
18. REFERENCE
18.1 Reference. This Plan may be referred to as the “QLT 2000 Incentive Stock Option Plan”.

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EXHIBIT ‘B’
SUMMARY OF QLT 2000 INCENTIVE STOCK OPTION PLAN
The 2000 Plan is administered by the Executive Compensation Committee (the “Committee”) of the Board, provided that the Board may from time to time establish any other committee of the Board consisting of no less than two members of the Board to replace the Committee for the purposes of administering the 2000 Plan.
Presently, the 2000 Plan provides for the issuance of up to 7,000,000 common shares. In order to ensure sufficient options continue to be available for issuance, QLT proposes that the number of common shares issuable under the 2000 Plan be increased by 800,000, to an aggregate of 7,800,000 common shares. The 2000 Plan currently indicates that shares subject to options granted under the 2000 Plan which are not exercised in full will again be available for grant hereunder. As amended, the 2000 Plan will also specify that QLT will not be allowed to regrant (i) common shares tendered by the optionee or withheld by QLT in payment of the exercise price of an option granted under the 2000 Plan, or (ii) common shares tendered by the optionee or withheld by QLT to satisfy any tax withholding obligation with respect to an option granted under the 2000 Plan. In addition, no common shares may be regranted if such action would cause an “incentive stock option” to fail to qualify as such under the U.S. Code.
Currently under the 2000 Plan, the exercise price of any option shall not be less than the closing price of the common shares on the TSX on the date immediately preceding the date of grant (the “Fair Market Value”) and the term of any such option currently shall not exceed ten years from the date of grant. However, as to grants of “incentive stock options” (in accordance with the provisions of the U.S. Code), with respect to any participant in the 2000 Plan who owns common shares representing more than 10% of the voting rights attributable to the outstanding common shares of QLT, the exercise price of an incentive stock option may not be less than 110% of the Fair Market Value of such common shares and the term of such an incentive stock option may not exceed five years. As amended, the Fair Market Value will be determined for the purposes of the 2000 Plan as of the date of grant and the maximum term of any option may not exceed five years. Incentive stock options may be granted under the 2000 Plan only to persons who are employees of QLT or a subsidiary corporation at the time of grant. To the extent that the aggregate Fair Market Value of common shares exceeds US$100,000 on the amount of incentive stock options exercisable for the first time by an optionee during any calendar year, any excess over that amount shall be considered “non-qualified options.”
Options may be granted under the 2000 Plan to employees (including officers), Directors and consultants of QLT or any affiliate of QLT. The Committee will determine the eligible persons to whom options will be granted, and it will not grant to any eligible person any option which would result in such person being the holder of options which, in aggregate, represent in excess of 5% of the issued and outstanding common shares. The 2000 Plan presently provides that the maximum number of options that can be granted to all non-employee Directors in the aggregate is 0.25% of the issued and outstanding common shares. As amended, the 2000 Plan provides that the maximum number of options that may be granted to each non-employee Director is limited to such number of options valued not in excess of CAD$100,000 in any one year, calculated in accordance with U.S. Generally Accepted Accounting Principles or any successor accounting rules and regulations.
Options vest and become exercisable in accordance with the terms of the option determined at the time of grant by the Committee. The option exercise price may be paid (1) in cash or by check, (2) by tendering other QLT common shares which have a fair market value on the date of surrender equal to the aggregate exercise price of the common shares as to which the option is exercised, (3) by means of a broker-assisted cashless exercise, (4) by any other form of consideration permitted by the Committee to the extent permitted by applicable laws, or (5) any combination of the foregoing methods of payment. All options granted under the 2000 Plan are subject to the terms conditions of an option agreement with each participant made at the time an option is granted and to the terms of the 2000 Plan. Options granted under the 2000 Plan are non-transferable and non-assignable other than on the death of an optionee. An optionee will have no rights whatsoever as a shareholder of QLT in respect of unexercised options.
Each option will terminate on the 90th day after the date on which such optionee ceases to be a Director, officer, employee or consultant of QLT or its affiliates, subject to certain exceptions, including:
(a)	if the optionee dies while an option is otherwise exercisable, all options of such optionee will become immediately vested and will be exercisable by the legal personal representatives of the estate of the optionee during a period of the earlier of 12 months following the date of death or the expiry of the options; and

(b)	if the optionee is terminated as an employee or officer or consultant of QLT or any affiliate for cause, or if an option was issued to a corporation controlled by a Director, officer, employee or individual consultant of QLT and such person no longer controls that corporation, all options will expire automatically on the date that such optionee ceases to be an employee or officer or consultant of QLT or any affiliate or ceases to control such corporation.
As amended, the 2000 Plan provides that the early termination of options in the event of a termination of service will be subject to the specific terms of each applicable option agreement. In addition, as amended, the 2000 Plan provides that options that would otherwise expire during “black out” periods established by QLT will be extended for a reasonable time after the applicable black out period ends (see Section 8.1 of Exhibit ‘A’ hereto). The 2000 Plan presently contains no such extension provisions and this revision is specifically authorized by the TSX.
Options may not be transferred or assigned except by will or by operation of the laws of devolution or distribution and descent or pursuant to a qualified domestic relations order, as defined by the U.S. Code, and may be exercised only by an individual optionee during his or her lifetime and by a corporate optionee during the term of its existence.
The 2000 Plan will currently terminate as of March 1, 2010 (or on such earlier date as determined by the Committee) but as amended, the 2000 Plan will not terminate until March 1, 2019, unless earlier terminated by the Committee. The Committee may amend or terminate the 2000 Plan, and in order to comply with the Staff Notice, the 2000 Plan, as amended, explicitly specifies (1) the type of amendments that can be made by the Committee without the approval of the shareholders and (2) additional amendments that the Committee may not make to the amended and restated 2000 Plan without shareholder approval.
Tax Consequences of the 2000 Plan
     Canadian Taxes
The following is a summary of the principal Canadian federal income tax consequences under the Income Tax Act (Canada) (the “Act”) applicable to the granting and exercising of options under the 2000 Plan and the holding and disposing of one or more common shares acquired by a Director, officer or employee (each an “Employee”) of QLT.

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The summary is not applicable to Consultants. Consultants are encouraged to seek advice from their own professional tax advisors as to the particular income tax consequences to them of acquiring options and common shares from the 2000 Plan.
The summary is based on the current provisions of the Act, the regulations thereunder, all specific proposals to amend the Act publicly announced by the government of Canada to the date hereof, and the current administrative practices of the Canada Revenue Agency. It is assumed that each such proposed amendment will be passed as proposed, no other relevant change to any applicable law will be made, and each such administrative policy will continue to be applied, although no assurance can be given in these respects. Unless and except to the extent otherwise expressly stated, this summary does not take into account any applicable provincial, territorial or foreign tax laws or tax treaties. Comments are restricted to the case of an Employee who is an individual and, for the purposes of the Act, holds his or her common shares or options as capital property, did not use or hold the common shares or options in carrying on a business in Canada, and deals at arm’s length with QLT and each subsidiary thereof. We also assume that the exercise price of any option is equal to the fair market value of the common shares at the time the options are granted.
There are no Canadian income tax consequences to Employees arising on the receipt of options, but where an optionee has acquired common shares under an option, the optionee will be required to include in computing income from employment, the amount by which the value of the common shares, at the time the optionee acquired them, exceeds the option price (the “benefit”). The optionee may, in computing taxable income for the taxation year in which the benefit is included in income, deduct one half of the amount of the benefit, provided the optionee deals at arm’s length with QLT and provided the option price was not less than the fair market value of the common shares, as determined at the time the options were granted. The amount of any benefit is added to the cost of the common shares for the purpose of computing any capital gain or capital loss on the disposition of the common shares.
For residents of Canada (as determined at the time the common shares are acquired pursuant to the option), where certain conditions exist, the income inclusion at the time of exercise of an eligible option will be deferred from the year in which the common share is acquired by an eligible Employee, to the earlier of the year the common share acquired by the option is disposed of, and the year in which the eligible Employee dies or becomes a non-resident of Canada. The deferral applies where the following conditions exist:
1.	an eligible option is one where, if there was no deferral, an eligible Employee would be entitled to the one-half deduction referred to above;

2.	the common share is of a class of shares that is traded on a designated stock exchange, which includes, in Canada, the Toronto Stock Exchange and in the United States, the National Association of Securities Dealers Automatic Quotation System;

3.	an eligible Employee is one who is not a specified shareholder (specified shareholders are generally those who own directly or indirectly 10% or more of a corporation’s shares) of QLT;

4.	the deferral is subject to an annual limit of $100,000. The limit is the value of the common share underlying the option at the time the option is granted; and

5.	before January 16 of the year following the year the acquisition occurs, the eligible Employee files with QLT a prescribed election to have the option deferral apply, and the eligible Employee files with the Minister of National Revenue, with their return of tax for the year, a prescribed form with prescribed information for every year in which they hold shares for which there is a benefit deferral. Note that in order to be eligible to file such election the Employee must be a resident of Canada at the time the acquisition occurs.

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As discussed above, one of the requirements to receive the benefit of the deferral of Canadian taxes, on the exercise of the option, is that the eligible Employee be resident in Canada for tax purposes. As a result, a non-resident Employee, upon the exercise of the option, will be required to include in computing income from employment, for the purpose of determining his Canadian tax liability, the amount by which the value of the common shares, at the time the optionee acquired them, exceeds the option exercise price. However, Canadian taxes on the employment benefit may be reduced or eliminated for residents of other jurisdictions by virtue of a reciprocal tax agreement entered into between Canada and the jurisdiction in which the Employee is resident. Non-resident Employees should consult a tax advisor in this regard.
At present, shareholders of QLT who are non-residents of Canada will be subject to a 25% withholding tax under the Income Tax Act (Canada) in respect of dividends paid or credited or deemed to have been paid or credited on the common shares. Pursuant to a tax treaty entered into between Canada and the United States, the rate of withholding tax in respect of dividends received by residents of the United States who do not carry on business in Canada through a permanent establishment in Canada is generally reduced to 15%. Similarly, the rate of withholding tax may be reduced for residents of other jurisdictions by virtue of other applicable reciprocal tax agreements.
Under the provisions of the Act, shareholders of QLT who are non-residents of Canada are not subject to Canadian capital gains tax upon the sale or deemed disposition of common shares which are capital property except if such shareholder used or held, or was deemed to use or hold, the common shares in the course of carrying on business in Canada, or where not less than 25% of the issued shares of any class of shares of QLT belongs to the non-resident, persons with whom he did not deal at arm’s length, or to the non-resident together with all such persons, at any time during a period of 60 months immediately preceding the date of sale or disposition of such shares. Where Canadian tax on capital gains are payable, protection from Canadian tax is provided in certain circumstances pursuant to a tax treaty entered into between Canada and the United States. A shareholder who is a resident of the United States will not be subject to tax in Canada in respect of gains arising on a disposition of common shares unless the value of the common shares is derived principally from real property situated in Canada or where the United States resident has been resident in Canada for certain prescribed times. Similarly, capital gains liability may be reduced or eliminated for residents of other jurisdictions by virtue of other applicable reciprocal tax agreements. Neither Canada nor any of its provinces imposes succession duties; however, a deemed disposition of common shares may result on the death of the shareholder.
United States Taxes
The following generally describes the principal United States federal income tax consequences of participation in the 2000 Plan. State, local and non-U.S. consequences (including Canadian tax consequences) are not discussed. QLT believes the following statements are correct based on the U.S. Code, the Treasury Regulations promulgated thereunder and judicial and administrative interpretations thereof, all as in effect on the date hereof and all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein. The description covers the tax treatment of options only to the extent they are subject to United States federal income tax laws and, with respect to QLT, only to the extent that QLT is subject to United States federal income tax laws. The description does not address the tax consequences of options that may be subject to and do not comply with the rules and guidance issued pursuant to Section 409A of the U.S. Code promulgated under the American Jobs Creation Act of 2004. Options that comply with the terms of the 2000 Plan and do not have a deferral feature are generally exempt from the application of Section 409A of the U.S. Code. However, to the extent that an option is subject to the provisions of Section 409A of the U.S. Code, the option will incorporate the requisite terms and conditions so that the optionee will not be

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subject to the penalty taxes and interest imposed by such section. The description does not cover special tax rules that might apply to foreign source income, for example, under Section 911 of the U.S. Code. optionees should also note that the passive foreign investment company rules of the U.S. Code, which are discussed in QLT’s Annual Report on Form 10-K under the caption “Certain United States Federal Income Tax Information for United States Holders,” may apply with respect to QLT. All optionees who are subject to United States federal income tax are urged to review the Form 10-K carefully and to consult with their tax advisors.
Incentive Stock options
Under current federal tax law, the holder of an option that qualifies as an incentive stock option under Section 422 of the U.S. Code generally does not recognize income for federal income tax purposes at the time of the grant or exercise of an incentive stock option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long-term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise, and QLT will not be entitled to any deduction for federal income tax purposes. If the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise (or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price and a corresponding deduction will be allowed to QLT.
Non-qualified Stock options
Under current federal tax law, an optionee does not recognize income for federal income tax purposes upon the grant of a nonqualified stock option but must recognize compensation income upon exercise to the extent of the excess of the fair market value of the underlying shares on the date of exercise over the exercise price of the option. QLT generally will be entitled to a deduction in the same amount and at the same time as compensation income is recognized by the optionee. A subsequent disposition of the shares acquired pursuant to the exercise of a nonqualified option typically will give rise to capital gain or loss to the extent the amount realized for the sale differs from the fair market value of the shares on the date of exercise. This capital gain or loss generally will be a long-term gain or loss if the shares sold had been held for more than one year after the date of exercise.
THE FOREGOING SUMMARY IS GENERAL IN NATURE AND IS NOT INTENDED TO COVER ALL TAX CONSEQUENCES THAT MAY APPLY TO A PARTICULAR OPTIONEE. THE PROVISIONS OF THE U.S. CODE AND THE INCOME TAX ACT (CANADA) AND THE REGULATIONS UNDER EACH OF THEM RELATING TO THESE MATTERS ARE COMPLEX AND THEIR IMPACT ON ANY TAXPAYER MAY DEPEND UPON HIS OR HER PARTICULAR CIRCUMSTANCES. ACCORDINGLY, OPTIONEES ARE URGED TO CONSULT WITH THEIR TAX ADVISERS FOR ADVICE RELATING TO THE ACQUISITION OF SHARES PURSUANT TO THE EXERCISE OF OPTIONS ISSUED UNDER THE 2000 PLAN AND THE DISPOSITION OF SHARES SO ACQUIRED.

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EXHIBIT ‘C’
ORDINARY RESOLUTION AMENDING STOCK OPTION PLAN
BE IT RESOLVED as an ordinary resolution THAT:
6.	The amendment and restatement of the QLT 2000 Incentive Stock Option Plan, as amended (the “2000 Plan”) pursuant to which the material amendments to the 2000 Plan are:
i.	the termination date of the 2000 Plan shall be extended from March 1, 2010 to March 1, 2019;

ii.	the maximum number of common shares which may be reserved for issuance under the 2000 Plan shall be increased by 800,000 common shares from 7,000,000 common shares to 7,800,000 common shares;

iii.	the maximum term of any future option that may be issued under the 2000 Plan shall be decreased from ten to five years from the date of the grant;

iv.	the maximum number of options that may be granted to each non-employee director shall be revised to such number of options valued not in excess of CAD$100,000 in any one year, calculated in accordance with U.S. Generally Accepted Accounting Principles or any successor accounting rules and regulations;

v.	the Executive Compensation Committee of the Board (the “Committee”) will be authorized to make various specified amendments to the 2000 Plan without shareholder approval and in such a manner as the Committee, in its sole discretion, determines appropriate;

vi.	options that would otherwise expire during “black out” periods established by QLT will be extended for a reasonable time after the applicable black out period ends,

vii.	the provision with respect to the early termination of options shall be clarified by stating that the early termination of options in such cases will be subject to the specific terms of each applicable option agreement;

viii.	the definition of “fair market value” shall be amended to provide that the fair market value shall be the closing sales price for a common share on the date of grant; and

ix.	the “right to regrant shares” provision shall be expanded to provide that (a) if any option expires or is cancelled without having been fully exercised, then the number of common shares subject to the option may again be awarded under the 2000 Plan, (b) any common shares that are delivered by the optionee or withheld by QLT upon the exercise of any option for payment of the exercise price or for taxes may not again be awarded under the 2000 Plan and (c) no common shares may again be awarded if such action would cause an incentive stock option to fail to qualify as an incentive stock option under the United States Internal Revenue Code of 1986, as amended, each as more particularly described in QLT’s Proxy Statement dated March 30, 2009 (the “Proxy Statement”), and all other ancillary amendments thereto as set forth in the Proxy Statement, be and the same is hereby approved, authorized, ratified and confirmed.

7.	Notwithstanding that this ordinary resolution has been duly passed by the shareholders of QLT, the Board may revoke such resolution at any time before it is effected without further action by the shareholders.

8.	Any Director or officer of QLT shall be and is hereby authorized, for and on behalf of QLT, to execute and deliver all documents and instruments and take such other actions as such Director or officer may determine to be necessary or desirable to implement this ordinary resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

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9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	Security Class Holder Account Number	123
	C1234567890	XXX

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Form of Proxy - Annual Meeting to be held on May 5, 2009

This Form of Proxy is solicited by and on behalf of the Board of Directors and Management of QLT Inc. for use at the Annual Meeting on May 5, 2009 or any adjournment or postponement of the Annual Meeting.
Notes to proxy
1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.	– - – Fold
Proxies submitted must be received by 10:00 a.m. PT / 1:00 p.m. ET on Friday, May 1, 2009. The Chairman
of the Annual Meeting may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com	• Complete, sign and date the reverse hereof. • Forward it by fax to 1-866-249-7775 for calls within Canada and the U.S. There is NO CHARGE for this call.
• Forward it by fax to 416-263-9524 for calls outside Canada and the U.S.
If you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 123456	HOLDER ACCOUNT NUMBER C1234567890	ACCESS NUMBER 12345

CPUQC01.E.INT/000001/i1234
00MO1C

+	MR SAM SAMPLE	C1234567890 XXX 123	+

Appointment of Proxyholder
The undersigned shareholder (“Registered Shareholder”) of QLT Inc. (the “Corporation”) hereby appoints: Mr. Robert Butchofsky, the President and Chief Executive Officer of the Corporation, or failing him, Mr. C. Boyd Clarke, the Chairman of the Board of Directors of the Corporation,
	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.
as my/our proxyholder with full power of substitution and to vote in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and, in their discretion, all other matters that may properly come before the Annual Meeting of QLT Inc. to be held at the offices of the Corporation at 887 Great Northern Way, Vancouver, British Columbia on Tuesday, May 5, 2009 at 10 a.m. (Pacific Time) and at any adjournment or postponement thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.
1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold

01. Butchofsky, Robert L.	☐	☐	02. Carter, Bruce L. A.	☐	☐	03. Clarke, C. Boyd	☐	☐

04. Crossgrove, Peter A.	☐	☐	05. Falberg, Kathryn E.	☐	☐	06. Massey, Ian J.	☐	☐

07. Wood, L. Jack	☐	☐

	For	Against	Withhold

2. Appointment of Auditors
To approve the appointment of Deloitte & Touche LLP as independent auditors of the Corporation for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors.	☐	☐	☐

	For	Against	Withhold

3. 2000 Incentive Stock Option Plan
To approve the Amended and Restated 2000 Incentive Stock Option Plan pursuant to the shareholder resolution attached to the Proxy Statement as Exhibit C.	☐	☐	☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Annual Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
DD / MM / YY

Interim Financial Statements – Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Report – Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐
If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

999999999999	0 2 5 0 3 4	X X X X	A R 1	QLTQ	+
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